Filed Pursuant to Rule 424(b)(3)
Registration No. 333-105942

                             Teton Petroleum Company
                        8,898,977 Shares of Common Stock
                                       and
                               4,507,479 Warrants

This prospectus is included in the registration statement that was filed by Teton Petroleum Company, with the Securities and Exchange Commission. The Selling Stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where there offer or sale is not permitted.

This prospectus relates to the resale by the selling stockholder of 8,898,977 shares of our common stock and 4,507,479 warrants. The selling stockholder may sell these securities from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will pay the expenses of registering these securities.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on The American Stock Exchange under the symbol "TPE." The last reported sales price per share of our common stock as reported by The American Stock Exchange on January 16, 2005, was $5.00. Our warrants do not trade on any public market.

Investing in these securities involves significant risks.

                     See "Risk Factors" beginning on page 3.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2004.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Teton Petroleum Company

Teton Petroleum Company, through its consolidated subsidiaries, is engaged in oil and gas exploration, development, and production in Western Siberia, Russia.

In 2001, four wells were drilled and completed on the license area. This brought the total number of producing wells on the license area to 7. At the end of 2001, the field was producing approximately 2,500 barrels of oil per day, 625 barrels of oil per day net to Teton. The construction of a 40-kilometer (25-mile) pipeline was also completed. The pipeline enables us to transport and produce oil on a year-round basis.

In 2002, 6 additional wells were drilled and completed on the license area. This brought the total number of producing wells on the license area to 13.

During 2003, Teton's Goloil affiliate drilled seven new wells, bringing the total number of wells that are capable of producing to 21 and completing its drilling program for the year. Of the 21 wells, one is awaiting completion, one is awaiting electrification, and two are off-line pending upgrades to the gathering system. Consequently, as of the end of October, there were 17 producing wells. During the month of October, the Goloil license produced an average of 6,313 barrels of oil per day, of which 1,578 was net to Teton. Goloil management expects to complete the above-mentioned pipeline upgrade during January at which time it also expects to commence the operation of its co-generation plant, which has been delayed by permitting issues.

Teton reorganized its structure in 2002. After MOT withdrew from Goltech Petroleum, LLC, Teton became the sole owner of Goltech. Goltech owns 35.295% of the shares of Goloil. Goloil holds the oil and gas license. In this report, "We" or "Teton" may include activities conducted by Teton, Goltech, and/or Goloil.

In 2002, Teton raised net proceeds of $4,143,643 from the issuance of convertible debt, which was converted into common stock and warrants on September 1, 2002, and $3,333,460 from the sales of common stock under private placement offerings. Thus, at the end of 2002, Teton had no outstanding debt obligations, exclusive of our proportionate share of notes payable owed to affiliate.

In 2003, Teton raised net proceeds of $9,845,486 from the issuance of preferred stock. At the end of 2003, Teton had no outstanding debt obligations, exclusive of our proportionate share of notes payable owed to affiliate, Goloil.

                                  The Offering

Securities offered by the selling stockholders
      Common stock ................................   Up to  8,898,977 shares

      Warrants ....................................   Up to  4,507,479 warrants

Securities to be outstanding after the offering
      Common stock ................................   Up to 13,091,547 shares

      Warrants ....................................   Up to  4,507,479 warrants

Use of proceeds....................................   We  will   not   receive   any
                                                      proceeds  from the sale of the
                                                      common  stock.   However,   we
                                                      will  receive   proceeds  from
                                                      the  exercise of our  warrants
                                                      by the  selling  stockholders.
                                                      These  proceeds  will  be used
                                                      for general working capital.
The American Stock Exchange  ......................   TPE

The above information is based on 8,584,068 shares of common stock outstanding as of January 13, 2004.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related To Our Business:

We have incurred significant losses. We expect future losses and we may never become profitable.

We have incurred significant losses. Net loss for the years ended December 31, 2002 and 2001 were $10,973,923 and $1,657,608, respectively. In addition, we had an accumulated deficit of $22,022,734 at December 31, 2002. Net loss for the nine months ending September 30, 2003 was $3,140,679. In addition, we had an accumulated deficit of $25,163,412 at September 30, 2003. We expect to continue to incur net losses until sales generate sufficient revenues to fund our continuing operations. We may fail to achieve significant revenues from sales or achieve or sustain profitability. There can be no assurance of when, if ever, we will be profitable or be able to maintain profitability.

If we are unable to obtain additional funding our business operations will be harmed.

We believe that our available short-term assets will be insufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2003. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain contracts for the provision of voice interface software.

Our business depends on the level of activity in the oil industry, which is significantly affected by volatile oil prices.

Our business depends on the level of activity in oil exploration, development and production in markets worldwide. Oil prices, market expectations of potential changes in these prices and a variety of political and economic factors significantly affect this level of activity. Oil prices are extremely volatile and are affected by numerous factors, including:

     o    worldwide demand for oil and gas;
     o the ability of the Organization of Petroleum Exporting Countries, commonly called "OPEC," tset and maintain production levels and pricing;
     o    the level of production in non-OPEC countries;
     o the policies of the various governments regarding exploration and development of their oil and gas reserves;
     o    advances in exploration and development technology; and
     o    the political environment of oil-producing regions.

Our business involves numerous operating hazards.

Our operations are subject to the usual hazards inherent in drilling for oil, such as blowouts, reservoir damage, loss of production, loss of well control, punchthroughs, craterings or fires. The occurrence of these events could result in the suspension of drilling operations, damage to or destruction of the equipment involved and injury or death to rig personnel. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. Damage to the environment could also result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to damage claims by oil and gas companies.

Although we maintain insurance in the areas in which we operate, pollution and environmental risks generally are not fully insurable. Our insurance policies and contractual rights to indemnity may not adequately cover our losses, and we do not have insurance coverage or rights to indemnity for all risks. If a significant accident or other event occurs and is not fully covered by insurance or contractual indemnity, it could adversely affect our financial position and results of operations.

If oil and natural gas prices decrease, we may be required to take write-dowms of the carrying values of our oil and natural gas properties.

Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of the prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gass properties. A write-down constitutes a non-cash charge to earnings. We may incur impairment charges in the future, which could have material adverse effect on our results of operations in the periods taken.
Our international operations involve additional risks not associated with domestic operations.

We operate in various regions throughout the world that may expose us to political and other uncertainties, including risks of:

     o    war and civil disturbances;
     o    expropriation of property or equipment;

     o    the inability to repatriate income or capital; and

     o    changing taxation policies.

International contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to:

     o    the equipping and operation of drilling units;

     o    currency conversions and repatriation;

     o    oil and gas exploration and development;

     o    taxation of offshore  earnings and earnings of  expatriate  personnel;
          and

     o    use of local employees and suppliers by foreign contractors.

Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration for oil and gas and other aspects of the oil and gas industries in their countries. In addition, government action, including initiatives by OPEC, may continue to cause oil price volatility. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil companies and may continue to do so. In addition, some foreign governments favor or effectively require the awarding of drilling contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect our ability to compete.

Fluctuations in exchange rates could result in losses to us.

Another risk inherent in our international operations is the possibility of currency exchange losses where revenues are received and expenses are paid in nonconvertible currencies. We may also incur losses as a result of an inability to collect revenues because of a shortage of convertible currency available to the country of operation.

Governmental laws and regulations may add to our costs or limit our drilling activity.

Our operations are affected from time to time in varying degrees by governmental laws and regulations. The drilling industry is dependent on demand for services from the oil exploration industry and, accordingly, is affected by changing tax and other laws relating to the energy business generally. We may be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or may significantly limit drilling activity.

There are risks associated with forward-looking statements made by us and actual results may differ.

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

- discuss our future expectations; - contain projections of our future results of operations or of our financial condition; and - state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

Risks Relating To Our Current Financing Agreement:

There are a large number of shares underlying our warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of January 13, 2004, we had 8,584,068 shares of common stock issued and outstanding, outstanding options and warrants to purchase 7,389,980 shares of common stock, and 733,173 shares of convertible preferred stock. This prospectus relates to the resale of 4,391,498 shares of common stock, 4,507,479 warrants, and 4,507,479 shares of common stock underlying our warrants. All of these shares will be freely traded upon the effective date of this prospectus and may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

Risks Relating To Our Common stock:

Our directors and executive officers beneficially own approximately 28.19% of our stock; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price; stockholders may be unable to exercise control.

As of January 13, 2004, our executive officers, directors and affiliated persons beneficially own approximately ^28.19% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

     o    elect or defeat the election of our directors;

     o    amend or prevent amendment of our articles of incorporation or bylaws;

     o elect or defeat the election of our directors; amend or prevent amendment of our articles of incorporation or bylaws; effect or prevent a merger, sale of assets or other corporate transaction; and

     o control the outcome of any other matter submitted to the stockholders for vote.

As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our common stock is subject to "penny stock" rules.

The Securities and Exchange Commission (the "Commission") has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and
(ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. There will be no proceeds to our company from the sale of shares of common stock in this offering. We may realize up to $27,044,874 upon the exercise of warrants by the selling stockholders, which will be used for general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Teton's common stock listed on The American Stock Exchange, under the symbol "TPE," on May 6, 2003. Prior to listing on the AMEX, our common stock was quoted on the OTC Bulletin Board under the symbol "TTPT" from November 27, 2001 to April 25, 2003 and then under the symbol "TTPE" from April 28, 2003 to May 5, 2003 as a result of a 1 for 12 reverse stock split.

Prior to that and until our voluntary delisting in January 2002, our common stock was also listed on the Canadian Venture Exchange under the symbol "YTY.U." Beginning November 30, 2001, our common stock is also listed for trading on the Frankfort Stock Exchange (Germany) under the symbol "TP9."

The following table sets forth, on a per share basis, the range of high and low bid information for the common stock on the OTC Bulletin Board, and after May 5, 2003 on the American Stock Exchange:

                               OTC Bulletin Board

2001 Period                                        High           Low

Fourth quarter                                   $  .50          $ .17

2002 Period

First quarter                                    $  .67          $ .18
Second quarter                                   $  .65          $ .36
Third quarter                                    $  .60          $ .27
Fourth quarter                                   $  .42          $ .21

2003 Period

First quarter                                    $  .46          $ .28
Second quarter as of May 5, 2003                 $ 5.00*         $4.10*

                           The American Stock Exchange

Second quarter commencing May 6, 2003            $ 5.40          $4.10

Third quarter                                    $ 4.58          $3.71
Fourth quarter                                   $ 5.58          $3.80


* reflects a 12 for 1 reverse stock split effectuated on April 24, 2003.

The quotations reflect inter-dealer prices without retail markup, markdown, or a commission, and may not necessarily represent actual transactions.

Holders. As of January 13, 2004, there were approximately 195 holders of record of Teton's common stock.

Dividends. Teton has not paid any dividends on its common stock since inception. Teton does not anticipate declaration or payment of any dividends at any time in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of our plan of operation should be read in conjunction with the financial statements and the related notes. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which are based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States. Actual results could differ significantly from those estimates under different assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require our most difficult, subjective, and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Pro-Rata Consolidation.

The financial statements as is customary in the oil and gas industry, reflect a pro-rata consolidation of the Company's interest in ZAO Goloil (a Russian Company) through its wholly owned subsidiary Goltech. Management believes this to be the most meaningful presentation as the Company's only significant asset is its investment in ZAO Goloil.

Teton's agreement with its partners in Goloil is that together they will receive all of their investment back plus interest from the profits of Goloil before a third non-investing shareholder, InvestPetrol, can receive any distributions. ^Teton is required to provide 50% of the capital expenditure requirements and is entitled to a 50% operating interest until repayment of its investment occurs.

Under the pro-rata consolidation method the Company includes its pro-rata share of the assets (50%), liabilities (50%), revenues (50%) and expenses (50%) of the accounts of Goloil until repayment (payout) of our current and any future loans to Goloil occurs. Under the pro-rata consolidation method we include our share of the assets, liabilities, revenues and expenses of the consolidated accounts of Goltech. The intercompany balances of Goloil, Goltech and Teton do not fully eliminate under the pro-rata consolidation method, and the remaining receivable on Teton's accounts has been included as a component of oil and gas properties, as this balance will only be repaid through net cash flow generated from oil and gas properties.

Recoverability of Oil and Gas Properties

The recoverability of our investment in oil and gas properties is reviewed quarterly and based on the net undiscounted cash flows to be obtained from our share of the production of oil and gas by Goloil using assumptions similar to those in the reserve study prepared by an independent petroleum engineer. The reserve study is subject to inherent limitations and uncertainties and is prepared using economics for the Company's 100% interest in Goltech, LLC, which includes the Company's share of a 35.295% interest in Goloil. If the average cost of oil production sold, the costs to produce and transport the oil for sale or further development capital expenditures change adversely to the Company, such changes could cause a material write down of our investment in such properties or abandonment altogether of our continued efforts to develop and produce those oil and gas reserves. Management believes that the economic conditions will remain favorable to the Company for the oil and gas prices it receives from production and the costs we incur for producing, transporting and continued license development capital expenditures, and ^we will recover all such investments in our oil and gas properties.

Asset Retirement Obligations

Effective January 1, 2003, the Company adopted the provisions of Financial Accounting Standard No. 143 (SFAS 143) "Accounting for Asset Retirement Obligations". SFAS 143 requires the fair value of a liability for an asset retirement obligation to be recorded in the period in which it is incurred. Over time this liability is accreted to its expected future value with accretion being recorded as a charge to operations. The majority of the Company's asset retirement obligations relate to the projected costs to plug and abandon oil and gas wells, and closure of access roads on the license area in Russia.

The Company currently cannot make an assessment of the fair value for it's proportionate share of asset retirement obligations, and accordingly no liability for the fair value of these costs has been recorded in the accompanying financial statements. Currently the fair value of these costs is not able to be determined as a final plan of abandonment and closure for these future obligations has not been finalized with the applicable governmental bodies of the Russian government, and therefore the specific actions required to satisfy the obligations under the license are not known with a degree of certainty to enable reasonable estimation, although management believes that any ultimate liability to plug and abandon wells and close access roads will not be material to the financial condition or results of operations of the Company.

Oil and Gas Reserves and Supplemental Information.

The information regarding the Company's share of oil and gas reserves, the changes thereto and the resulting net cash flows are all dependent upon assumptions used in preparing the Company's annual reserve study. A qualified independent petroleum engineer in accordance with standards of applicable regulatory agencies and the Securities and Exchange Commission definitions, prepares the Company's reserve study. That reserve study is prepared using economics for the Company's 100% interest in Goltech, LLC, which includes the Company's 35.295% interest in Goloil. Such reserves and resultant net cash flows are subject to the inherent limitations in those estimates that include the cost of oil and gas production, costs related to future capital expenditures, the price per barrel of oil sales, the Company's share of those reserves, the taxing structure of the Russian Federation and other factors. Changes in one or all of these items could cause a material change in the reserve estimates and the net cash flows from the sale of production generated from those reserves. Management believes that the current assumptions used in preparation of the reserve study are reasonable.

Recent Events

During 2003, Teton's Goloil affiliate drilled seven new wells, bringing the total number of wells that are capable of producing to 21 and completing its drilling program for the year. Of the 21 wells, one is awaiting completion, one is awaiting electrification, and two are off-line pending upgrades to the gathering system. Consequently, as of the end of October, there were 17 producing wells. During the month of October, the Goloil license produced an average of 6,313 barrels of oil per day, of which 1,578 was net to Teton. Goloil management expects to complete the above-mentioned pipeline upgrade during January at which time it also expects to commence the operation of its co-generation plant, which has been delayed by permitting issues.

In September, OAO NK RussNeft, a Russian independent oil producer became Teton's partner in Goloil. Russneft succeeds Mediterranean Overseas Trust as operator of the Goloil license but as before, Teton and Russneft jointly develop the capital budget for the license and share other key decision-making. The 50% production payment made by Goloil continues as before, with all production for the payment being sold into the domestic markets allowing about 90% of the remainder to be sold into export markets. Teton and Russneft have held extensive discussions since September and signed, as described below in "Subsequent Events" a Memorandum of Understanding addressing issues including financing, loan repayment obligations, the budget process, dividend policy and board representation.

                             Results of Operations

   Below is a brief analysis of the most important components of our revenues, operating costs and net income (loss). Please note that since Teton absorbs its share of the cost of producing the oil paid under the production payment
                       (included in the cost amounts), per
                      barrel costs are effectively doubled.

     Three Months Ended September 30, 2003 compared to September 30, 2002

 Teton lost $1,477,534 or $0.22 per share during the third quarter, as compared to $2,216,169 or $0.78 per share in the same period a year ago.

              Operating Highlights for the Quarter ended September
                  30 (in U.S. Dollars, unless otherwise noted)

                                                      2003           2002         Change     %Change
====================================================================================================
Sales, Barrels                                       165,111       137,500        27,611      20.1%
=====================================================================================================
Average Daily Sales, Barrels                           1,814         1,511           303      20.1%
====================================================================================================
Average Selling Price, $/barrel                        16.46         16.03          0.43       2.7%
=====================================================================================================
Revenues                                           2,718,066     2,204,613       513,453      23.3%
=====================================================================================================

Costs of Sales and Expenses, excl. DD&A
  Production Costs                                   618,141       664,241       (46,100)     -6.9%
=====================================================================================================
  Transportation & Marketing                         199,446       189,115        10,332       5.5%
=====================================================================================================
  Taxes other than Income taxes                    1,486,250     1,172,574       313,677      26.8%
=====================================================================================================
  Export Duties                                      334,789       295,356        39,434      13.4%
=====================================================================================================

=====================================================================================================
                                                   2,638,626     2,321,285       317,342      13.7%
=====================================================================================================

Results from Goloil Operations, before DD&A ...       79,440      (116,672)      196,112        --
====================================================================================================
  Less General & Administrative Expense, Goloil      261,420       149,091       112,329      75.3%
=====================================================================================================

=====================================================================================================
                                                    (181,980)     (265,763)       83,782         --
=====================================================================================================

Depreciation, Depletion & Amortization, Goloil       274,538        68,419       206,119      301.3%
=====================================================================================================

Operating Income, Goloil                            (456,518)     (334,182)     (122,337)        --
=====================================================================================================

General & Administrative Expense, Teton              921,761       439,061       482,700      109.9%
=====================================================================================================

Operating Income, Teton                           (1,378,279)     (773,243)     (605,037)        --
=====================================================================================================

            Costs and Expenses during the Quarter ended September 30
                             (in U.S. $ per barrel)

Controllable Costs                                      2003          2002        Change     %Change
=====================================================================================================
  Production Costs                                      3.74          4.83        (1.09)      -22.5%
=====================================================================================================
  G&A - Goloil                                          1.58          1.08         0.50        46.0%
=====================================================================================================
  G&A - Teton                                           5.58          3.19         2.39        74.8%
=====================================================================================================
                                                       ------        ------       ------      ------
=====================================================================================================
                                                       10.91          9.11         1.80        19.8%
=====================================================================================================

Non-Controllable Costs

  Transportation & Marketing                            1.21          1.38        (0.17)      -12.2%
=====================================================================================================
  Taxes other than Income Taxes                         9.00          8.53         0.47         5.6%
=====================================================================================================
  Export Duties                                         2.03          2.15        (0.12)       -5.6%
=====================================================================================================
                                                       ------        ------       ------      ------
=====================================================================================================
                                                       12.24         12.05         0.19         1.5%
=====================================================================================================

The Company had revenues from oil and gas production of $2,718,066 for the three months ended September 30, 2003 as compared to $2,204,613 for the three months ended September 30, 2002, a 23% increase. The change in revenues is related to the increase in sales from 137,500 barrels to 165,111 barrels net to Teton after a 50% production payment, along with an increase in the average price per barrel received from $16.03 to $16.46 from 2002 to 2003. The increase in average price per barrel would have been greater had its Goloil affiliate sold its usual quota of export oil in September. Because of transportation bottlenecks in the Russian oil market, prices for crude oil sold domestically are normally much lower than those for export sales.

Oil production costs declined to $618,141 for the three months ended September 30, 2003 from $664,241 for the three months ended September 30, 2002, and the average cost per barrel of production, excluding taxes, decreased from $4.83 to $3.74. The decline in production costs reflected a $190,375 decrease in insurance charges, partly offset by increases of $50,307 in field employee wages, $38,346 in workover and maintenance expenses, and $33,978 in natural resource development fees.

Export duties rose from $295,356 to $334,789 due to an increase in the export tariff rate from $3.68 to $4.69 per exported barrel. The export tariff rate is based on a complex formula that results in progressively high tariff rates as the price of exported crude rises. Transportation and marketing expenses rose modestly year over year, falling slightly on a per barrel basis.

Taxes other than income, which include the Unified Natural Resources & Petroleum Tax (UNPRT), value added tax (VAT), and property and other miscellaneous taxes rose from $1,172,574 in the quarter ended September 30, 2002 to $1,486,250 during quarter ended September 30, 2003. The increase reflected both increased sales volumes and, to a lesser extent, an increase in the average tax paid per barrel of Russian taxes other than income increased from $8.53 per barrel to $9.00 per barrel.

Teton's pro-rata share of Goloil's general and administrative expense ("G&A") rose year over year, rising from $149,091 in the quarter ended September 30, 2002 to $261,420 in the quarter just ended. Factors accounting for the increase included a $55,000 environmental fee, $35,329 in increased wages, and $38,832 for marketing expenses.

General and administrative (G&A) expenses for Teton itself of $921,761 were incurred for the three months ended September 30, 2003 as compared to $439,061 for the three months ended September 30, 2002. The increase in G&A is in general a reflection of Teton's increased employment and activity level, since the Company's new management team was put in place early this year. Going forward, Management anticipates a level of G&A consistent with recent quarters in 2003 as the Company executes its plans to build its oil business in Russia. Major factors accounting for the year-over-year increase in G&A included the following: an increase in legal and accounting fees from $38,247 to $191,840; an increase in marketing expenses (mainly associated with raising investor awareness and Teton's Series A Convertible Preferred Stock issue, discussed below) from $73,626 to $199,982; and an increase in payroll from $63,667 to $172,638. Other factors included increases in insurance (mainly the Directors & Officers policy), $32,880; office expense (including rent); $47,928, and engineering, $40,837. Partly offsetting these increases was a decrease in fees paid to financial consultants from $113,294 to $37,313.

Interest expense for the three months ended September 30, 2003 was $55,034 as compared to $52,675 for the three months ended September 30, 2002. This interest expense is principally from the pro-rata consolidation of Teton's ownership portion of Goloil's loans in which the interest rate declined from 15% to 8%. Financing charges in 2002 of $1,390,951 arose from the issuance of Convertible Debt and warrants, with in the money conversion features associated with convertible debt in 2002. During the quarter just ended the Company incurred just $61,659 in financing costs associated with three small promissory notes.

Nine Months Ended September 30, 2003 compared to September 30, 2002

Teton's loss during the nine months ended September 30, 2003 was $3,140,679 or $0.46 per share. During the same period last year, the Company net loss was $7,927,782 or $0.26 per share.

                 Operating Highlights for the Nine Months ended
             September 30 (in U.S. Dollars, unless otherwise noted)
      ===================================================================

                                                                    2003            2002         Change   %Change
=================================================================================================================
Sales, Barrels                                                   480,688         290,725        189,963     65.3%
=================================================================================================================
Average Daily Sales, Barrels                                       1,767           1,069            698     65.3%
=================================================================================================================
Average Selling Price, $/barrel                                    18.94           14.81           4.13     27.9%
=================================================================================================================
Revenues                                                       9,105,338       4,305,274      4,800,064    111.5%
=================================================================================================================

Costs of Sales and Expenses, excl. DD&A
  Production Costs                                             1,456,857         882,202        574,655     65.1%
=================================================================================================================
  Transportation & Marketing                                     801,245         398,389        402,856    101.1%
=================================================================================================================
  Taxes other than Income taxes                                4,163,956       2,249,313      1,914,644     85.1%
=================================================================================================================
  Export Duties                                                1,492,999         448,338      1,044,661    233.0%
=================================================================================================================
                                                             ------------   -------------   ------------   ------
=================================================================================================================
                                                               7,915,057       3,978,242      3,936,816     99.0%
=================================================================================================================

Results from Goloil Operations, before DD&A                    1,190,281         327,033        863,249    264.0%
=================================================================================================================
  Less General & Administrative Expense, Goloil                  648,725         383,419        265,306     69.2%
=================================================================================================================
                                                             ------------   -------------   ------------   ------
=================================================================================================================
                                                                 541,556         (56,387)       597,943        -
=================================================================================================================

Depreciation, Depletion & Amortization, Goloil                   662,769         149,806        512,963    342.4%
=================================================================================================================

Operating Income, Goloil                                        (121,213)       (206,193)        84,980        -
=================================================================================================================

General & Administrative Expense, Teton                        2,675,683       1,950,258        725,425     37.2%
=================================================================================================================

Operating Income, Teton                                       (2,796,896)     (2,156,451)      (640,445)       -
=================================================================================================================

          Costs and Expenses during the Nine Months ended September 30
====================================================================================
                             (in U.S. $ per barrel)
       =================================================================

Controllable Costs                                                  2003            2002         Change    %Change
==================================================================================================================
  Production Costs                                                  3.03            3.03         (0.00)      -0.1%
==================================================================================================================
  G&A - Goloil                                                      1.35            1.32          0.03        2.3%
==================================================================================================================
  G&A - Teton                                                       5.57            6.71         (1.14)     -17.0%
==================================================================================================================
                                                                   ------          ------        ------     ------
==================================================================================================================
                                                                    9.95           11.06         (1.11)     -10.1%
==================================================================================================================
Non-Controllable Costs
  Transportation & Marketing                                        1.67            1.37          0.30       21.6%
==================================================================================================================
  Taxes other than Income Taxes                                     8.66            7.74          0.93       12.0%
==================================================================================================================
  Export Duties                                                     3.11            1.54          1.56      101.4%
==================================================================================================================
                                                                   ------          ------        ------     ------
==================================================================================================================
                                                                   13.44           10.65          2.79       26.2%
==================================================================================================================

The Company had revenues from oil and gas production of $9,105,338 for the nine months ended September 30, 2003 as compared to $4,305,274 for the nine months ended September 30, 2002, an increase of 111%. The change in revenues is related to the increase in sales from 290,725 barrels to 480,688 barrels, net to Teton after a 50% production payment and an increase in the average price per barrel received from $14.81 to $18.94 from 2002 to 2003.

The cost of oil production^ increased to $1,456,857 for the nine months ended September 30, 2003 from $882,202, for the nine months ended September 30, 2002 due to the Company's increased production. The average cost per barrel of production, excluding taxes, remains unchanged at $3.03. Export duties rose sharply, from $448,338 to $1,492,999 as a consequence of both the increased volumes sold for export and increases in the export tariff rate, which more than doubled from $2.62 per barrel to $5.22 per exported barrel, year over year. As discussed above the export tariff increases sharply when export prices exceed $20 per barrel as they did most of this period.

Transportation and marketing expenses rose from $398,389 for the nine months ended September 30, 2002 to $801,245 in the current nine months. The increase was due mainly to the increased sales volume as well as increased transportation rates, which rose on a per barrel basis from $1.37 per barrel to $1.67 per barrel, year over year.

Taxes other than income, which include the Unified Natural Resources & Petroleum Tax (UNPRT), value added tax (VAT), and property and other miscellaneous taxes rose from $2,249,313 in the nine months ended September 30, 2002 to $4,163,956 during nine months ended September 30, 2003. The increase reflected both increased sales volumes and an increase in the average tax paid per barrel of Russian taxes other than income increased from $7.74 per barrel to $8.66 per barrel This higher average was due principally to an increase in the UNPRT, which is indexed to the world price of Urals Blend crude and applied to all production, regardless of where sold.

Teton's pro-rata share of Goloil's general and administrative expense ("G&A") rose from $383,419 in the nine months ended September 30, 2002 to $648,725 in the nine months just ended. The increase was mainly attributable to increases in three areas: marketing expenses which rose by $80,179, wages which increased by $65,674, and environmental fees which increased by $54,063. On a per barrel basis, Goloil G&A increased from $1.32 to $1.35.

General and administrative expenses for Teton itself of $2,675,683 were incurred for the nine months ended September 30, 2003 as compared to $1,950,258 for the nine months ended September 30, 2002. General and administrative Most of the increase was due to the second quarter expenses for the Company's AMEX listing, due diligence activities, and registration application along with the Company's increased staffing and activity level as described above. Specific factors leading to the increase included: an increase in accounting and legal expenses from $298,403 to $504,561 (mainly in association with work on Teton's share registration and its offering of convertible preferred shares); marketing expenses rose $266,630 to $412,539; payroll rose from $195,661 to $485,110; and travel and entertainment rose from $195,228 to $349,153.

As discussed in Teton's 10-Q filing for the previous quarter, it is now anticipated Teton's General and Administrative expenses will exceed the $2,000,000 budget disclosed in our previously filed 10-KSB for the year ended December 31, 2002. The Company currently estimates that its 2003 G&A expense will be $3,400,000.

Interest expense for the nine months ended September 30, 2003 was $178,139 as compared to $328,938 for the nine months ended September 30, 2002. This interest expense is principally from the pro-rata consolidation of Teton's ownership portion of Goloil's loans, in which the interest rate declined from 15% to 8%, and also included approximately $100,000 of interest on convertible debentures of Teton that were outstanding in 2002. Financing charges of $5,444,901 in 2002 arose from the issuance of Convertible Debt and warrants, which were recorded at "fair value" which did not take place in 2003.

Liquidity and Capital Resources

The Company had cash balances of $1,955,253 at September 30, 2003, and a working capital deficit of $4,764,864. Net of the pro rata consolidation with Goloil, Teton has a working capital surplus of $1,188,461. Teton is not liable for Goloil's debts. Cash flow used from operations totaled $3,041,307, with non-cash adjustments to cash flow from operations for depreciation, depletion and amortization of $628,458.

The Company used $4,437,637 in investing activities, all of which was all associated with oil and gas property and equipment expenditures. In particular, the Company financed its half of a new gas-powered electrical generating plant in the amount of $1,500,000 which will be operational in the first quarter of next year. The plant will provide substantial increases in electricity production at lower cost than the diesel generators that will be replaced. The plant will be fueled by natural gas from our wells, reducing or eliminating the need to "flare" the gas. The Company financed the expenditures with existing cash and sale of Common Stock. The Company continues to expect significant additional investments to be made in the future to drill and develop additional producing wells.

The Company had cash provided by financing activities of $8,347,184, which consisted of $1,939,610 from stock subscriptions received, $3,619,444 from the sale of Common Stock, net $2,159,380 from advances under notes payable from an affiliate, and $628,750 in proceeds from promissory notes.

The Company anticipates future operations and significant oil and gas property expenditures will be able to be funded through a combination of note payable advances from an affiliate, cash raised from raising debt and equity financing and production of oil and gas reserves.

Although the Company has a $4,746,307 working capital deficit, $5,107,805 of that deficit relates to our proportionate share of notes payable from affiliates, which are expected to be extended if current cash flow does not permit repayment. Additionally, as discussed below in Subsequent Events, we successfully raised approximately $9.8 million through the placement of convertible preferred stock in a transaction that closed on November 11. The Company anticipates it share of capital expenditures through the end of the year will be approximately $4.4 million, which will be also be funded through the private placement proceeds along with expected cash flow from Goloil's operations.

Other Matters:

The Company is currently exploring possibilities to acquire additional petroleum licenses in Russia. On May 28, the company signed a purchase and sale agreement to acquire the Anderman/Smith Overseas, Inc. interests in the LLC Chernogorskoye located in Western Siberia, near its existing operations. The selling price was not disclosed and the company is pursuing its due diligence for the acquisition. If consummated this acquisition could potentially increase average daily production by approximately 4,000 barrels. The company continues to pursue additional equity and debt financing to fund the acquisition.

Subsequent Events:

On October 7, 2003, Teton announced the signing a binding and broad Memorandum of Understanding ("MOU") with OAO NK RussNeft ("RussNeft"), its partner in Goloil. The agreement covers all aspects of the two companies' joint operations in their Goloil operations in Western Siberia and provides a framework for future development of additional oil projects in Russia. The agreement confirms the controlling documents of the joint stock company Goloil, including, but not limited to, financing, loan repayment obligations, the budget process, dividend policy and board representation.

On October 23, 2003, Teton announced it had completed the placement of approximately $7.548 million of its series A convertible preferred stock. Teton sold approximately 1.735 million unregistered series A convertible preferred shares at a price of $4.35 per share. The private placement was priced on July 11, 2003, when Teton's common shares were trading at $4.30 per share and was approximately 51% oversubscribed. The preferred shares carry an 8% dividend, payable quarterly and are convertible into common stock at a price of $4.35 per share. If converted within 60 days of the closing, the investors will be entitled to receive (i) dividends payable in common stock for one year; and (ii) 100,000 Class B Warrants for each $500,000, exercisable at $6.00 per share. A registration statement, covering the underlying common shares, will be filed within 90 days of the close of the private placement.

On November 10, 2003, Teton announced that it closed an extended second round of its privately placed series A convertible preferred stock. The initial offering of convertible preferred shares, which closed on October 23, 2003, was extended due to continued high investor demand. In the second round Teton raised approximately $2.3 million and Teton sold approximately 526,000 restricted series A convertible preferred shares at a price of $4.35 per share. Including the second round the total funds raised in the convertible preferred private placement equal approximately $9.8 million, a 96% oversubscription. The preferred shares issued in the second round require shareholder approval in order to be converted into common shares.

The Company offered an incentive to investors in its 8% Convertible Preferred Share issue to convert their preferred shares into common stock that currently pays no dividend.

The incentive consisted of an offer to exchange for a period of sixty days each share of preferred into a share of common plus one year of common stock dividends, plus 200 two-year warrants exerciseable at $6.00 per share for each $1,000 invested. In December approximately 95% of the eligible preferred shares were converted into common under these terms and as a consequence the Company currently expects to incur non-cash preferred dividend charges of approximately $2.8 million during the fourth quarter related to the inducement to convert the preferred stock. The preferred dividend charges may differ from the initial estimate pending final determination of all conversions and the related inducement consideration.

Comparison of Year Ended December 31, 2002 to December 31, 2001.

We had revenues from oil and gas production of $6,923,320 for the twelve months ended December 31, 2002 as compared to $1,625,352 for the twelve months ended December 31, 2001. Revenues were increased by a significant increase in production throughout 2002 as new wells came on line. "Net to Teton" production at December 31, 2002 was approximately 1,750 barrels per day. This production increase was partially offset by a reduction in the price per barrel received as explained further below.

Under a production payment agreement entered into to finance the completion of 5 wells in 2001 and 2002, the completion of a pipeline to the Trans Neft pipeline, and the construction of a DNS plant (scheduled for completion in 2003), 50% of the oil produced on the license through June 30, 2007 is paid to the financing entity, which is an affiliate of MOT. The pipeline was completed in June 2001, allowing Goloil to transport oil 12 months a year, rather than the previous 7 or 8 months per year, because of adverse weather conditions.

Effective December 1, 2002, as well as prior to April 1, 2002, all oil transferred under the agreement is counted as Russian domestic sales, therefore the full Goloil export quota can be used for the remaining production. This results currently in approximately 90% of Teton's net production being exported. Between April 1 and December 1, the production payment participated proportionately in export as well as domestic sales.

The Production changes resulted in net barrels of approximately 450,000 to Teton in 2002 compared to net barrels of approximately 95,000 in 2001. The average price per barrel we received decreased in 2002 to approximately $15.38 from $16.43 in 2001. Because the production payment was participating in export sales for a portion of the year, the "net to Teton" sales in 2002 contained a larger portion of Russian domestic sales than in 2001. In addition, Russian domestic prices, particularly in the winter when ports are closed and tanker exports are precluded, were lower than in 2001. Higher export prices partially offset this difference. As a result of signing the MOU on December 1, 2002 and higher current oil prices, the Company was receiving an average price per barrel at year-end of approximately $22.84. The Company is optimistic that the oil prices received in 2003 will continue to remain higher than in the prior year.

Cost of oil and gas production before Depreciation, Depletion and Amortization increased to $2,741,303 for the twelve months ended December 31, 2002 from $1,068,250 or the twelve months ended December 31, 2001. The increase of $1,673,053 relates to substantial increases in volume produced to include oil produced under the production payments to MOT made for leasing new wells and the pipeline, offset by improved efficiencies from higher production and lower transportation costs in 2002.

Taxes other than income taxes, which includes VAT, excise, mining and other applicable taxes increased by $3,042,201 in 2002 to $3,537,990 from $495,789 in 2001. The increase is a result of a substantial increase in the mining (extraction) tax, which is indexed to the World price of Oil regardless of where the oil is actually sold. The increase in mining tax totaled approximately $2,430,000. The remaining increase is due to increased sales resulting in increased VAT in 2002.

The economics of the cost to produce an average barrel of oil, including taxes, decreased in 2002 from approximately $10.18 to $9.96. However, as a result of the production payment required with the Company covering all lifting costs and extraction taxes, the cost per barrel net to the Company was approximately $15.51 per barrel as the Company had fewer barrels net to cover these costs.

A breakdown of costs and expenses per bbl. is as follows:

Cost Category
                                       2002        2001
                                   ----------  -----------
Controllable Costs:
   Lifting Costs .................  $    3.24      $  5.50
==========================================================
   Goloil General & Administrative       1.46         3.24
==========================================================
                                    ---------      -------
==========================================================
Total Controllable Costs .........  $    4.70      $  8.74
==========================================================
Non-Controllable Costs:
   Mining & Misc. Taxes ..........       6.40         3.82
==========================================================
   Value Added Tax (VAT) .........       0.80         0.53
==========================================================
   Transportation, Duties etc ....       3.61         3.37
==========================================================
                                    ---------      -------
TOTAL Costs ......................  $   15.51      $ 16.46
==========================================================

Controllable costs, i.e. Lifting Costs and G&A Costs, have declined dramatically on a "per barrel" basis as a result of the higher levels of production and the efficiencies gained from that.

Taxes have risen, however, principally because of a new formula for the Mining or Extraction tax, which is indexed to the World Price of Oil, regardless of where the oil is sold. In December, this resulted in a per barrel mining tax that exceeded the per barrel receipts of sales in the Russian domestic market. The disparity between world prices and prices in the domestic market has been unusually large in 2002.

Currently, because of the renegotiated production payment, Teton's share of Goloil production may be sold 90% in the export market and 10% in the Russian domestic market, under a government agency (TransNeft) allotment, which the agency can change. Domestic oil sells at a lower price, but does not incur transportation costs and other costs and taxes related to export. This resulted in a December average selling price of $22.84 per barrel. Having the revised Production Payment in force for the full year 2003 will have the effect of raising the average price per barrel received without any increase in per barrel costs.

General and administrative expenses of $5,333,726 were incurred for the twelve months ended December 31, 2002 as compared to $1,521,970 for the twelve months ended December 31, 2001. The increase in general and administrative expenses of $3,811,756 reflects a significant increase in travel, consulting, legal, and accounting expenses in 2002. Increased capital raising required additional "road show" activities, public forum presentations, and increases in the number of individuals participating in these activities. This was reflected in increases in consulting fees, travel costs and legal fees. The addition of a COO, CFO, and a Russian accounting consultant increased consulting fees and travel costs. The restructuring of Goltech and the renegotiation of the production payment and related agreements also increased legal fees and travel costs. Goloil general and administrative expenses increased in 2002 by approximately $288,000 from 2001 due to the expanded operations. We expect that these expenses will return to a level of under $2,000,000 annually in 2003.

Depreciation, depletion and amortization was $451,930 for the twelve months ended December 31, 2002 as compared to $45,313 for the twelve months ended December 31, 2001. The increase in 2002 represents increased capitalized costs subject to depreciation and depletion, and an increase in amortization arising from changes in estimated recoverable reserves.

The Company also incurred financing costs of $5,498,106 during the twelve months ended December 31, 2002 for the amortization of discount related to warrants issued in connection with certain related party notes payable of $354,000 (non-cash), amortization of the discount on warrants issued with the convertible debentures and in-the-money conversion feature discounts of $4,558,000 (non-cash) immediately recognized, and $467,000 of expenses paid related to the 10% premium paid in common stock upon the conversion of the debentures on September 1, 2002. The remainder of these costs were expenses paid related to a debenture purchase agreement with a potential investor that was not consummated. While the stock to which the conversion rights and warrants apply is restricted stock, the valuation with respect to this stock in calculating the discount was "as if" the stock was immediately salable. The effect of this is to make the amount of discount and its related amortization higher than it would otherwise have been. Management believes these costs will not be indicative of future operations and will manage future capital raising programs to minimize or eliminate these costs.

Other income increased for the twelve months ended December 31, 2002 by $42,370, principally from interest on Goloil notes.

Interest expense for the twelve months ended December 31, 2002 was $385,939 as compared to $161,019 for the twelve months ended December 31, 2001. The increase of $224,920 reflects cash and non-cash interest costs on the convertible debt outstanding for a portion of the year.

Of our net loss of $10.97 million, we incurred significant non-cash charges totaling approximately $6.95 million, including 452,000 for depreciation, depletion and amortization, $1.1 million in equity compensation charges issued for services provided and $5.4 million for financing charges associated with our convertible debentures issued. These charges accounted for $.18 per share of our $.29 per share loss.

                                    BUSINESS

Structure of Teton.

Through our wholly-owned subsidiary, Goltech Petroleum LLC, we own 35.295% of Goloil. Mediterranean Overseas Trust (together with its affiliates, including McGrady, Fenlex, Petromed, and Energosoyuz, ("MOT")) owns 35.295% of Goloil and serves as Manager of Goloil. InvestPetrol, a Russian Joint Stock Company, owns the remainder (29.41%) of Goloil. In September of this year, Goloil and its affiliates, along with InvestPetrol were acquired by OAO NK RussNeft, a Russian independent oil producer. Russneft succeeds Mediterranean Overseas Trust as Manager of Goloil, but at this point continues to operate through MOT. Consequently, our discussions pertaining to Teton's structure and operations of the Goloil License will continue to refer to MOT (and affiliates) as Goloil's Manager and the operator of the Goloil License.

Goloil holds the license to produce oil and gas in Western Siberia. MOT and Teton (via Goltech) are obligated to each fund 50% of the Capital Expenditures of Goloil under their Memorandum of Understanding. Invest Petrol is currently not funding any of this development. Based on the current structuring of Goloil and the development agreements with Teton and MOT, until Goltech and MOT each has been repaid its investments in Goloil, each receives a proportion of the production and revenues from Goloil (after the production payment to MOT) equal to the proportion of its investment to the total investments in Goloil. Since it is expected that this will continue for the foreseeable future, when we describe "net" amounts to Teton, these calculations are based on Teton's right (through its ownership of Goltech) to receive 50% of the production and revenues from Goloil (after the production payment to MOT).
The agreements affecting the Goloil license are discussed below under "MOT Agreements."

Goltech Petroleum LLC is a limited liability company organized under the laws of Texas. For tax purposes it is treated as a partnership. We are the sole manager of Goltech and have complete authority to manage its business. Petromed (MOT) withdrew as a member and manager of Goltech in 2002. In connection with its withdrawal, Petromed received a distribution consisting of Goloil shares and return of its original $1 million contribution.

Goloil is a closed joint stock company organized under the laws of Russia. Russian joint stock companies are corporate entities with limited liability similar to corporations formed under United States laws. Shareholders of Russian joint stock companies generally are not liable for debts and obligations of the company. However, shareholders of a bankrupt joint stock company may be held liable for debts and obligations of the bankrupt company if they have exercised their authority to undertake an action knowing that bankruptcy would be a possible result of their actions. Any transfer of shares by a shareholder to a third party is subject to a right of first refusal by the other shareholders.

Under Russian law, a simple majority of voting shares is sufficient to control adoption of most resolutions. Resolutions concerning amendment of the company charter, reorganizations (including mergers), liquidation, any increase in authorized shares, or certain "large" transactions require the approval of the shareholders holding 75% of the outstanding shares.

A Russian joint stock company has no obligation to pay dividends to the holders of common shares. Any dividends paid to shareholders must be recommended by the board of directors and then approved by a majority vote at the general meeting of shareholders. The Memorandum of Understanding between MOT and Teton (the controlling shareholders) provides that any excess cash will be used to pay back investments on a quarterly basis.

On May 28, the Company signed a purchase and sale agreement to acquire the Anderman/Smith Overseas, Inc. interests in the LLC Chernogorskoye located in Western Siberia, near its existing operations. The selling price was not disclosed and the Company is pursuing its due diligence for the acquisition. If consummated this acquisition could potentially increase average daily production by approximately 4,000 barrels.

Teton History.

Teton was formed by the November 1998 merger of EQ Resources Ltd. and American Tyumen Exploration Company. EQ was incorporated in Ontario, Canada, on November 13, 1962, under the name Mangesite Mines Limited. Its name was changed to EQ Resources Ltd. in August 1989. EQ was domesticated in Delaware immediately prior to the merger. In the merger, EQ, the survivor corporation, was renamed Teton Petroleum Company.

At the time of the merger, Teton's holdings consisted of licenses for the exploration of gold in Ghana, licenses for oil and gas in Dagestan, Russia, and the Goloil license. Following the merger, we decided to focus our efforts and resources on development of the Goloil license. We disposed of our interest in the Ghana gold licenses. We also wrote down the value of the Dagestan licenses to zero on our financial statements in 1998, and disposed of our subsidiary Teton Oil, Inc. which held the Dagestan licenses effective May 24, 2001. In our opinion, political instability in the Dagestan region made operations in Dagestan too risky. Due to inactivity most of our Dagestan licenses had terminated prior to our disposition of Teton Oil, Inc.

MOT Agreements.

In June 2000, Teton, Goltech and Fenlex Nominee Services Limited, as sole trustee of the Mediterranean Overseas Trust, a trust organized under the laws of Malta entered into a Master Agreement. The Master Agreement contemplated the following transactions:

(a) Purchase of 50% of the interest in Goltech in exchange for $1,000,000.
(b) Additional investment by MOT, of up to $5,600,000, through an oilfield development and leasing arrangement, paid on an as needed basis to cover certain costs related to the pipeline, processing facility, and drilling of five additional wells.
(c) Payment of leasing fees and repayment of amounts advanced by MOT through a production payment in the form of crude oil.
(d) Additional work, as agreed to by the parties.

The purchase of 50% of the interests in Goltech was completed in August 2000. See, also " - Structure of Teton."

As contemplated in the Master Agreement, Goloil and MOT (through Energosoyuz) entered into an oilfield development agreement and a lease agreement. These agreements provided, among other things, for the drilling and operation of five additional wells on the Goloil license lands and for Energosoyuz to fund up to $5,600,000 to cover certain costs related to development of a pipeline and processing facility and the drilling of five additional wells.

The wells and facilities constructed by Energosoyuz pursuant to the oilfield development agreement are leased to Goloil for a seven-year production payment. The production payment is equal to 50% of the crude oil produced by the new and existing Goloil wells. The production payment period will be extended if the production payment falls below an average of 80,000 tons (583,200 barrels) of oil per year or if the market price of Ural Oil Blend falls below a weighted average of $17 per barrel, for oil sold outside of Russia, over the seven year period.

At March 2002, the full $5,600,000 contemplated in the MOT agreements was invested by MOT. The pipeline and four of the wells were completed in 2001. The fifth well was completed in early 2002. Construction of a processing plant is also in progress and should be completed in 2003.

After the production payment is paid in full, the MOT agreements provide that one of the following shall occur:

1. Energosoyuz will merge into Goltech.
2. 100% of the capital stock of Energosoyuz will be transferred to Goltech.
3. The outstanding capital stock of Energosoyuz will be distributed equally between Teton and MOT or its nominee.
4. Any other action agreed to by the parties resulting in a division of the revenues of Energosoyuz between Teton and MOT or its nominees in proportion to their respective ownership in Goltech.

In late 2002, MOT elected to withdraw from Goltech in exchange for its 50% of the shares in Goloil held by Goltech. This has been accomplished under a Memorandum of Understanding and withdrawal agreement. A new management agreement for Goloil is the process of being completed and finalized consistent with the intent of the MOU. As part of these negotiations, the production payment agreement was clarified to state a fixed term of 7 years from inception (July 1, 2000) and that all oil received under the agreement would be sold as Russian domestic oil, thus allowing about 90% of the remainder to be sold in the export markets currently.

Production and Distribution.

A glossary of certain oil and gas terms used in this report is found at "DESCRIPTION OF PROPERTY--Glossary of Geologic Terms."

As of March 25, 2003, the wells on our license area were producing approximately 7,200 barrels per day (1,800 barrels net to Teton). Completion of a 40-kilometer (25-mile) pipeline on June 4, 2001 has enabled oil to be pumped from these wells all year long. Prior to completion of the pipeline, no oil was produced during certain times of the year because of transportation difficulties. At December 31, 2001, seven wells were completed on our license area. At December 31, 2002, 13 wells were completed on our license area.

During 2003, Teton's Goloil affiliate drilled seven new wells, bringing the total number of wells that are capable of producing to 21 and completing its drilling program for the year. Of the 21 wells, one is awaiting completion, one is awaiting electrification, and two are off-line pending upgrades to the gathering system. Consequently, as of the end of October, there were 17 producing wells. During the month of October, the Goloil license produced an average of 6,313 barrels of oil per day, of which 1,578 was net to Teton. Goloil management expects to complete the above-mentioned pipeline upgrade during January at which time it also expects to commence the operation of its co-generation plant, which has been delayed by permitting issues.

Pursuant to the MOT agreements, MOT is entitled to a production payment in kind. See "MOT Agreements." The production payment is projected to be completed in June, 2007, based on revised leases negotiated in late 2002.

Teton previously paid processing and transportation fees to a third party to process and place its oil in the Trans-Siberia pipeline. Construction of a processing facility on the license area ^was completed earlier this year. Consequently wee no longer incur the third-party processing charge.

Teton's share of the oil production is sold in Poland, Germany, Belorussia, Ukraine and Russia. Sales in Poland, Germany, Ukraine and Belorussia are in United States dollars. Oil sold in Russia is in rubles. Pursuant to the terms of the Goloil license and pipeline quotas issued by


Trans-Neft, the government owned pipeline monopoly, up to a maximum of 35% of Goloil's oil production may be sold outside of the CIS and an additional 10% can be sold to other CIS states. Currently, MOT is required to sell the oil it receives as a production payment into the Russian domestic market. Thus, until the production payment is paid in full, we are able to sell 90% of our share of the production outside of Russia. Currently there are no long-term contracts for the sale of our oil. We currently are not dependent on any principal customer.

The chart below sets forth certain production data for the last three fiscal years. Additional oil and gas disclosure can be found in Note 12 of the Financial Statements.

                                 PRODUCTION DATA

Year Ended December 31                       2003 (9 mos.)      2002           2001           2000
======================                       =============  =============  =============  =============
Total Gross Oil Production, barrels             1,922,752      1,884,933        425,459        178,331
===================================          =============  =============  =============  =============

Total Gross Gas Production, MCF                         -              -              -              -
===============================              =============  =============  =============  =============

Net Oil Production, barrel(1)                     480,688        471,233         94,879        142,664
==============================               =============  =============  =============  =============

Net Gas Production, MCF                                                -              -              -
=======================                      =============  =============  =============  =============

Average Oil Sales Price, $/Bbl                     $18.94         $15.38         $16.43         $11.00
==============================               =============  =============  =============  =============

Average Gas Sales Price, S/MCF                          -              -              -              -
==============================               =============  =============  =============  =============

Average Production Cost per Barrel (3)           $13.12(4)       $9.96(4)        $11.22         $10.00
======================================       =============  =============  =============  =============

Gross Productive Wells

Oil                                                  17.0           13.0            7.0            3.0
====                                         =============  =============  =============  =============

Gas                                                     -              -              -              -
====                                         =============  =============  =============  =============

Total                                                17.0           13.0            7.0            3.0
======                                       =============  =============  =============  =============
Net Productive Wells(2)
Oil                                                   8.5            6.5            3.5            1.5
====                                         =============  =============  =============  =============

Gas                                                     -              -              -              -
====                                         =============  =============  =============  =============

Total                                                 8.5            6.5            3.5            1.5
=====                                        =============  =============  =============  =============

(1) Net production and net well count is based on Teton's effective net interest as of the end of each year. Prior to August 2000 and after November, 2002, Teton owned 100% of the interests in Goltech.
(2) Average oil sales prices is a combination of domestic (Russian) and export price. As a result of the MOU signed December 1, 2002 and the increase in end of period oil prices, the current average price received by the company is $22.84 as of December 31, 2002.
(3) Excludes production payment to MOT.

(4) If the cost of the production payment, which requires Teton to cover all lifting and G&A costs, is included, the cost per barrel net to Teton would be $15.51 per barrel in 2002 and $22.39 per barrel in the first nine months of 2003. See also "MANAGEMENT'S DISCUSSION AND ANALYSIS - Results of Operations."

The following chart sets forth the number of productive wells and dry exploratory and productive wells drilled and completed during the last three fiscal years in the Goloil license area:

NET WELLS DRILLED
Year Ended December 31                  2003                  2002                 2001                 2000
======================                  ====                  ====                 ====                 ====
                                     Gross      Net(1)     Gross     Net(1)     Gross     Net(1)     Gross     Net(1)
                                     =====      ======     =====     ======     =====     ======     =====     ======
Number of Wells Drilled
Exploratory (Research)
Productive                              -           -         -          -       1.0        0.5         -          -
==========                           =====      ======     =====     ======     =====     ======     =====     ======
Dry                                     -           -         -          -         -          -         -          -
                                     =====      ======     =====     ======     =====     ======     =====     ======
Total                                   -           -         -          -       1.0        0.5         -          -
=====                                =====      ======     =====     ======     =====     ======     =====     ======
Development
Productive                            7.0         3.5       6.0        3.0       3.0        1.5       2.0        1.0
==========                           =====      ======     =====     ======     =====     ======     =====     ======
Dry                                     -           -         -          -         -          -         -          -
                                     =====      ======     =====     ======     =====     ======     =====     ======
Total
=====                                 7.0         3.5       6.0        3.0       3.0        1.5       2.0        1.0
                                     =====      ======     =====     ======     =====     ======     =====     ======

(1) Net well count is based on Teton's effective net interest as of the end of each year. Prior to August 2000, Teton owned 100% of the interests in Goltech. Subsequent to August 2000 our interest was reduced to 50%. In November, 2002, it again became 100%.

United States Trade and Development Agency (TDA) Grants.

In October 2001, Teton finished its study of the feasibility of oil exploration in the Novo-Aganskoye, Galinovaya and East Galinovaya license area of Siberia pursuant to an agreement with Varioganneft JSC. The study was funded by a $250,000 grant from the TDA. In 2001, we received a final payment of $37,500 from the TDA for the study. Currently, we do not expect to make any investments in the Novo-Aganskoye, Galinovaya and East Galinovaya license area. Thus, we do not expect to incur any obligation to repay the amounts paid by the TDA in connection with this study.

Teton expects to complete its feasibility study of the Eguryak license area pipeline project in 2003. This study is also funded through a $300,000 grant from the TDA. Teton has received $255,000 of the grant amount. The balance of the grant funds will be paid upon completion of the study. Teton may be required to repay the TDA the grant amount if Teton makes certain investments in the Eguryak license area prior to December 31, 2005.

Competition.

We compete in a highly competitive industry. We encounter competition in all of our operations, including property acquisition, and equipment and labor required to operate and to develop our properties. Teton competes with other major oil companies, independent oil companies, and individual producers and operators. Many competitors have financial and other resources substantially greater than ours.

Regulations Governing Russian Joint Stock Companies.

Russian joint stock companies are corporate entities with limited liability similar to corporations formed under United States laws. Shareholders of Russian joint stock companies generally are not liable for debts and obligations of the company. However, shareholders of a bankrupt joint stock company may be held liable for debts and obligations of the bankrupt company if they have exercised their authority to undertake an action knowing that bankruptcy would be the result of their actions. In closed joint stock companies, i.e. companies with a limited number of shareholders, such as Goloil, any transfer of shares by a shareholder to a third party is subject to the pre-emptive right of the other shareholders to acquire such shares at the price offered to a third party.

Under Russian law, a simple majority of voting shares is sufficient to control adoption of most resolutions. Resolutions concerning amendment of the company charter, reorganizations (including mergers), liquidation, any increase in authorized shares, or certain "large" transactions require the approval of the shareholders holding 75% of the outstanding shares.

A Russian joint stock company has no obligation to pay dividends to the holders of common shares. Any dividends paid to shareholders must be recommended by the board of directors and then approved by a majority vote at the general meeting of shareholders. Dividends may be paid every quarter of a year. The Memorandum of Understanding between MOT and Teton (the controlling shareholders) provides that any excess cash will be used to pay back investments on a quarterly basis.

Environmental Regulation.

The government of the Russian Federations, Ministry of Natural Resources, and other agencies establish special rules, restrictions and standards for enterprises conducting activities affecting the environment. The general principle of Russian environmental law is that any environmental damage must be fully compensated. Under certain circumstances, top officers of the entity causing substantial environmental damage may be subject to criminal liability.

The law of the Russian Federation on subsoil requires that all users of subsoil ensure safety of works related to the use of subsoil and comply with existing rules and standards of environment protection. Failure to comply with such rules and standards may result in termination or withdrawal of the Goloil license.

Goloil Taxation.

As a Russian resident entity, Goloil is subject to all applicable Russian taxes, many of which currently impose a significant burden on profits. The most significant Russian taxes and duties affecting Goloil include:

(i) 20% value added tax (established pursuant to Chapter 21 of the Tax Code of Russia), applicable only to domestic sale of goods in Russia and the Ukraine. No value added tax is payable on goods exported to the West from Russia;

(ii) 20 to 24% profit tax which includes 6% federal profit tax, 12 to 16% regional profit tax and 2% local tax (in accordance with Chapter 25 of the Tax Code of Russia). Russian law allows the carry forward and use of losses, subject to limitations;

(iii)Income tax on dividends payable to Goloil's shareholders. The tax must be withheld by Goloil from the amount distributed to each shareholder. The current rate of tax on dividends payable to corporate foreign shareholders is 15%. However, dividends payable to Goltech, a United States resident company, are subject to regulations contained in the United States - Russia tax treaty which limits the tax on dividends payable to Goltech to 5% (as long as Goltech holds more than a 10% interest in Goloil);

(iv) Tax on production of minerals applicable to all subsoil users producing minerals, including crude oil. For the period ending on December 31, 2004, the tax is temporarily established at 340 rubles (ca. USD 10.83) per metric ton produced by the taxpayer multiplied by a factor (F) calculated pursuant to the formula:
                                F = (U-8) x R/252
where:

U - means the average market price of Urals blend crude oil (in dollars per barrel) during the relevant tax period;

R - means the average ruble for dollar exchange rate quoted by the Central Bank of Russia for the relevant tax period.

After expiration of the temporary tax rate period, the tax will apply at the rate of 16.5% of the value of the oil produced by the taxpayer;

(v) Unified social tax (established pursuant to Chapter 24 of the Tax Code of Russia) at the rate of up to 35.6% of the payroll;

(vi) Transport tax (established pursuant to Chapter 28 of the Tax Code of Russia) payable by owners of motor vehicles at the rate established by regional authorities based on the type and capacity of the vehicle. The maximum amount of tax payable by an owner of a motor car per year is RUR 150 (ca. USD 4.78) per horsepower;

(vii)Oil export duty, currently in the amount of USD 25.9 per ton of crude oil being exported;

(viii) Regional property tax payable annually at 2% of the value of assets of the entity.

The Russian tax system currently is undergoing a major reorganization. New tax laws including those setting forth rules for application of the value-added tax, profit tax, and tax on the production of minerals were enacted within the last four years. The cost of legal and accounting advice to keep up with changes in the Russian tax laws may be significant and penalties for violations, even inadvertent ones, may be steep. If revisions impose confiscatory taxes, our profitability will be adversely affected.

Employees.

Teton currently has eight full time and two part time employee. We also utilize the services of independent contractors on an as-needed basis. Teton also employees three people in its Moscow representative office. Goloil currently employs approximately 100 employees in Western Siberia and Moscow. Goloil also uses independent contractors on as needed basis.

Properties

Glossary of Geological Terms.

Barrel: Equal to 42 U.S. gallons.

Basin: A depressed sediment-filled area, roughly circular or elliptical in shape, sometimes very elongated. Regarded as good areas to explore for oil and gas.

Field: A geographic region situated over one or more subsurface oil and gas reservoirs encompassing at least the outermost boundaries of all oil and gas accumulations known to be within those reservoirs vertically projected to the land surface.

License: Formal or legal permission to explore for oil and gas in a specified area.

Productive: Able to produce oil and/or gas.

Proved reserves: Estimated quantities of crude oil, condensate, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in the future from known reservoirs under existing conditions using established operating procedures and under current governmental regulations.

Proved undeveloped reserves: Economically recoverable reserves estimated to exist in proved reservoirs, which will be recovered from wells, drilled in the future.

Reserves: The estimated value of oil, gas and/or condensate, which is economically recoverable.

Tons: A ton of oil is equal to 7.29 barrels of oil.

Goloil License

The Goloil license encompasses 187 square kilometers (78 square miles) in the south central portion of the west Siberian basin. It is located approximately 10 miles to the north and west of Samotlor, Russia's largest oil field. Three producing fields are located within the license area: Golevaya, Eguryak, and South Eguryak. The Goloil license expires in 2022, and may be extended upon compliance with the specified program of operations and undertaking of additional operations after the end of its term. The Goloil license may be terminated prior to its term if Goloil fails to comply with the requirements of the license. We believe that we are currently in compliance with all material terms of the Goloil license.

Proved Reserves and Present Value Information

Important Note on Reserve Calculations:

     o Reserve calculations require estimation of future net recoverable reserves of oil and gas and the timing and amount of future net revenues to be received therefrom. Such estimates are based on numerous factors, many of which are variable and uncertain. Accordingly, it is common for the actual production and revenues later received to vary materially from earlier estimates. Estimates made from the first few years of production from a property are not likely to be as reliable as later estimates based on longer production history. Hence, reserve estimates and estimates of future net revenues from production may vary from year to year.

     o There can be no assurance that the reserves described herein will ultimately be produced or that the proved undeveloped reserves described herein will be developed within the periods anticipated. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operation. The cash flows summarized herein should not be construed as representative of the fair market value of the reserves. Actual results are likely to differ greatly from the results estimated.

     o    The Company has not filed reserve estimates with any federal agency.

Our estimated proved oil reserves and present value of the estimated future net revenues attributable to such reserves have been updated for this filing with an effective date of January 1, 2004. They are based on a report issued by the independent consulting firm of Gustavson Associates, Inc. ("Gustavson") located in Boulder, Colorado. The report was updated to take into account production data obtained during 2003 on some of our wells, particularly those producing from the Jurassic formation.

As of January 1, 2004, our proved reserves are estimated at 8.05 million barrels, net to Teton, after deducting quantities required to be delivered under the production payment as summarized below:

                             Net
                          Reserves,
                           million
                           barrels              Before Profits Tax               After Profits Tax
------------------------------------------------------------------------------------------------------------

                            After             Total        Present Value        Total         Present Value
                         Deduction of     Undiscounted      Discounted       Undiscounted    Discounted @10%,
                          Production        Cash Flow,     @10%, million      Cash Flow,        million
          Case             Payment         million US$          US$          million US$           US$
         ======          ============     =============    =============     ============    ================
Proved Developed                1.02             $5.57            $5.19            $4.53               $4.21
Producing                ============     =============    =============     ============    ================
=========
Proved Developed
Non-Producing                   0.88             $5.80            $4.75            $4.29               $3.51
=============            ============     =============    =============     ============    ================

Total Proved Developed          1.90            $11.37            $9.93            $8.82               $7.71
======================   ============     =============    =============     ============    ================
Proved Undeveloped              6.15            $41.14           $25.48           $30.52              $18.45
==================       ============     =============    =============     ============    ================
Total Proved                    8.05            $52.51           $35.42           $39.34              $26.16
============             ============     =============    =============     ============    ================

The Securities and Exchange Commission requires that estimates of reserves, estimates of future net revenues and the present value of estimated future net revenues be based on the assumption that oil and gas prices will remain at current levels (except for gas prices determined by fixed contracts), and that production costs will not escalate in future periods. All such estimates have been adjusted for the anticipated costs of developing proved undeveloped reserves.

The prices used for this analysis were as of year-end 2003. Teton sells its oil into three different markets: Europe, where the price is tied to the Urals Blend benchmark which itself is closely related to the price for Brent Crude; the domestic Russian market, and to non-Russian FSU markets such as the Ukraine and Byelorussia, generally referred to as the "near abroad". Sales in the domestic and near abroad markets are made in batches, when sufficient quantities of produced oil are available to sell and there are no spot prices are published that apply to these markets. The markets are established by individual transactions, for which the buyers and sellers generally hold the prices confidential.

Consequently, Teton used the Urals Blend benchmark with a -$2.43 basis adjustment for its export sales, while polling Moscow based oil trading firms for year-end prices for the domestic and near-abroad markets and using the lowest price returned in the polls. The prices used were $25.00/barrel for export, $18.00 per barrel for the near abroad, and $15.00/barrel for the domestic market. Sales were allocated to the three markets at 35% European, 10% FSU, and 55% Russia, which is approximately the historic allocation.

The results are net to Teton and include the impact of the production payments due MOT, and financing and debt repayment. Cash flow amounts assume 50% economics net to Teton without payout. Teton's net share is 50% before payout and 35.295% after payout.

The present value of estimated future net revenues as of January 1, 2004, has been adjusted for Russian profits taxes, but not U.S. income taxes. Teton is not currently incurring any repatriation tax liability due to the structuring of capital input as a loan. Management believes that future repatriation tax liabilities will not be incurred if profits from this project are invested in other projects within Russia. If Teton does not incur repatriation tax liability for the life of this project, the undiscounted total before and after tax cash flow, after production payments would be $52.51 and $39.34 million or, discounted at 10%, $35.42 and $26.16 million, for total proved reserves.

Capital expenditures required to achieve the above cash flows are estimated at $7.88 million net to Teton for development of proved reserves. Based on our reserve analysis, we expect that cash flow from operations will fully cover both operating expenses and capital investment starting in 2005.

Teton's current agreement with MOT requires ^the two companies each fund half of the capital expenditures required for development. In the event we are unable to fund our portion of the capital expenditures and MOT proceeds with the planned development, our share of the oil production will be decreased. The reverse is also true.

As discussed in the Business section of this filing, MOT and its affiliates were sold in September 2003 to OAO NK RussNeft, a Russian independent oil producer. Russneft succeeds Mediterranean Overseas Trust as operator of the Goloil license but as before, Teton and Russneft jointly develop the capital budget for the license and share other key decision-making. The 50% production payment made by Goloil continues in effect and it is Teton's view that the agreements with MOT governing Goloil's operations remain in effect until new agreements, now being negotiated, are in place.

Until cash flow from operations is sufficient to fund operating expenses and capital investment, Teton must raise additional capital or obtain debt financing to fund its portion of capital expenditures or its interest in the oil production will be reduced. There can be no assurance that Teton will be successful in raising such additional funds.

Changes to the Reserve Report from Prior Period

The following table summarizes the changes that took place when the report was updated:

Reserves and Production, millions of barrels, Net to Teton

                                                                      For the Years Ended
                                                                          December 31,
                                                                   2003              2002
                                                                   ====              ====
                                                              -------------------------------------
Proved reserves (bbls), beginning of period                       13,264,000           30,603,000
===========================================                       ===========          ===========
 Production                                                         (704,024)            (471,233)
 ==========                                                       ===========          ===========
 Deduction of minority interest share                               (802,097)                   -
 ====================================                             ===========          ===========
 Revisions of previous estimates                                  (3,707,835)         (16,867,767)
 ===============================                                  ===========         ============
Proved reserves (bbls), end of period                              8,050,044           13,264,000
=====================================                             ===========         ============
Proved Developed reserves (bbls), beginning of period              4,567,000            5,493,000
=====================================================             ===========         ============
Proved Developed reserves (bbls), end of period                    1,898,368            4,567,000
===============================================                   ===========         ============

 (1)The production payment oil and approximate 30% minority interest (after payout) share of the reserves of Goloil have been deducted from all these numbers.
 (2)Proved developed reserves as of 12/31/03 have been reduced by 1,544,474 bbls out of the total 3,123,779 bbls of Teton's share of the production payment. The remaining production payment quantity of 1,579,305 bbls of Teton's share assumes payment from proved undeveloped reserves to be developed in the future.

In the revised reserve report, Teton's proved reserves declined from 13.26 million barrels to 8.05 million barrels of which 704 thousand barrels reflected production during 2003. Of remaining decline, the largest portion, 3.71 million barrels, was due to a revision from the previous estimate. In particular, the performance of several of the Company's Jurassic formation wells led its engineers to reduce the anticipated primary (before waterflood) recovery of reserves and revise their opinion concerning the necessity of waterflooding. While the Company anticipates it will eventually recover most of the reduction in reserves through waterflooding, SEC regulations do not permit the inclusion of such reserves in the proven category in the absence of either a pilot program or formal written commitment by the operator and non-operators in a project to commence the waterflood project. The Company also removed several Jurassic locations from the proved category, either because they were deemed uneconomic for primary production alone, based on the performance of offsetting Jurassic producing wells or in two cases because the operator and Company have not yet formally agreed to drill them. The company expects to restore the reserves from the two wells to the proven category when they are drilled.

A second factor for the decline in proven reserves in 2003 was the Company's decision to deduct from its reserve estimate the 802 thousand barrels belonging to certain minority interests in Goloil. These interests are not entitled to any revenues from the project until such time as Teton and MOT have recovered their investment in the Goloil license.

Finally, as previously reported in its Form 10-K for the year ended December 31, 2002, the Company recorded a decline in its reserves for the year 2002 of 16.87 million barrels. The majority of the reserve reduction in this period was attributable to revision of the geologic maps of the license area based on new and reprocessed seismic data and interpretations. The new interpretation led to a reduction in the number of anticipated drilling locations and with them, reserves.

Developed And Undeveloped Acreage

The following table sets forth the total gross and net developed acres and total gross and net underdeveloped acres subject to the Goloil License as of December 31, 2003:

Eguryak License Area:
Total Developed Acres
Gross 1,049
Net 525
Total Proved Undeveloped Acres
Gross 1,494
Net 747
Total Other Undeveloped Acres
Gross 6,481
Net 3,241

Our offices are located in Denver, Colorado. We lease our offices from an unaffiliated third party. This year we also opened a representative office in Moscow, also leased from an unaffiliated third party.

Legal Proceedings

Teton currently is not a party to any material legal proceedings.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Directors, executive officers, and significant employees of Teton, their respective ages and positions with Teton are as follows:

Name                          Age        Position
----                          ---        --------

H. Howard Cooper              46         Chairman and Founder
Karl F. Arleth                54         President, CEO, Secretary and Director
Igor Effimoff                 57         Executive VP and COO
James J. Woodcock             65         Director
Thomas F. Conroy              64         Director
John Connor                   62         Director
John Mahar                    49         Chief Financial Officer
Ilia Gurevich                 39         Controller

H. HOWARD COOPER, has been our chairman and founder since 1996. Mr. Cooper was our president and CEO from 1996 until May 2003. Mr. Cooper founded American Tyumen in November 1996. He served as a director and president of American Tyumen until the merger with EQ. Since the merger, he has held these same positions with Teton. From 1992 to 1994 Mr. Cooper served with AIG, an insurance group. In 1994, he was a principal with Central Asian Petroleum, an oil and gas company with its primary operations in Kazakhstan, located in Denver, Colorado. Mr. Cooper has a bachelor's degree from the University of Colorado in business and a master's degree from Columbia University, NYC in international affairs.

KARL F. ARLETH, has been our president and CEO since May 2003 and our director since 2002. Mr. Arleth is the Chief Operating Officer and a Board member of S9efton Resources, Inc. Ending in 1999, Mr. Arleth spent 21 years with Amoco and BP-Amoco. In 1998 he chaired the Board of the Azerbaijan International Operating Company (AIOC) for BP-Amoco in Baku, Azerbaijan. Concurrently in 1997-98, he was also President of Amoco Caspian Sea Petroleum Ltd. in Azerbaijan and Director of Strategic Planning for Amoco Corporations Worldwide Exploration and Production Sector in Chicago. From 1992 to 1996 Mr. Arleth was President of Amoco Poland Ltd. in Warsaw, Poland.

IGOR EFFIMOFF. Mr. Effimoff was most recently President of Pennzoil Caspian Corporation, managing the company's interests in the Caspian Region. This included the Azerbaijan International Oil Consortium (AIOC), formed to develop the 4.5 BBO Azeri-Chirag-Guneshli (ACG) Fields. He started his career in 1972 as a geologist with Shell and since 1981 has worked with several US domestic and international oil and gas companies in a senior management capacity

THOMAS F. CONROY, has been our chief financial officer since March 2002, secretary since April 2002, and director since 2002. Mr. Conroy is a Certified Public Accountant with an MBA from the University of Chicago. Since 2002, Mr. Conroy has been a principal member of Mann-Conroy-Eisenberg & Assoc. LLC, a life insurance and reinsurance consulting firm. Since 2001, Mr. Conroy has been a managing principal of Strategic Reinsurance Consultants International LLC, a life reinsurance consulting and brokerage firm. Ending in 2001, Mr. Conroy, spent 27 years with ING and its predecessor organizations, serving in various financial positions and leading two of its strategic business units as President. As President of ING Reinsurance, he established their international presence, setting up facilities in The Netherlands, Bermuda, Ireland and Japan. He also served as an Officer and Board Member of Security Life of Denver Insurance Company and its subsidiaries.

JAMES J. WOODCOCK has been a director since 2002. Since 1981, Mr. Woodcock has been the owner and CEO of Hy-Bon Engineering Company, based in Midland, Texas. Hy-Bon is an engineering firm and manufacturer of vapor recovery, gas boosters, and casing pressure reduction systems for the oil industry. Since 1996, Mr. Woodcock has been a board member of Renovar Energy, a private firm located in Midland Texas. From 1997 to 2002, Mr. Woodcock was the chairman of Transrepublic Resources, a private firm located in Midland Texas.

JOHN CONNOR became a director in 2003 and chairs the Board's audit committee. He is the Founder and Portfolio Manager of the Third Millennium Russia Fund, a US based mutual fund specializing in the equities of Russian public companies. A former attorney at Cravath, Swaine & Moore in New York City, he has been a partner in leading law firms in New York, Washington and New Jersey. Mr. Connor is a member of the Council on Foreign Relations and the American Law Institute.


JOHN MAHAR. Since 1995, Mr. Mahar has been a Managing Director of Gladstone Capital, LLC, an oil-and-gas financial advisory firm based in New York he co-founded. Prior to forming Gladstone Capital, Mr. Mahar worked in the New York office of Schroder Capital Management International, Inc. where he was responsible for the firm's domestic U.S. investment operations. He started his career at the Federal Reserve Bank of New York, where he served as an analyst and foreign exchange trader. He has a B.A. from Union College ('76) and an MBA from the Simon School of Business at the University of Rochester ('78)

ILIA GUREVICH. Mr. Gurevich attended both University of Saratov and University Colorado graduating with Masters in Science and Economy of the Machine Construction Industry and a Masters of Science in Finance respectively. His US-Russia business relations date back to his work at Technoforce Saratov where he was responsible for database of oil fields, budgeting, and financial support for the projects. Most recently, Mr. Gurevich performed security analysis for mid and large-cap publicly traded companies until he became full time Controller of Teton.

All directors serve as directors for a term of one year or until his successor is elected and qualified. All officers hold office until the first meeting of the board of directors after the annual meeting of stockholders next following his election or until his successor is elected and qualified. A director or officer may also resign at any time.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee and Audit Committee currently consists of one director James J. Woodcock. Mr Woodcock is an independent director based on Rule 4200(a)(15) of the NASD's listing standards. We are currently seeking another independent director to join Mr. Woodcock.

The purpose of the Compensation Committee is to review the Company's compensation of its executives, to make determinations relative thereto and to submit recommendations to the Board of Directors with respect thereto in order to ensure that such officers and directors receive adequate and fair compensation. The Compensation Committee did not meet during the last fiscal year.

During the fiscal year ending 2003, the Audit Committee will be responsible for the general oversight of audit, legal compliance and potential conflict of interest matters, including (a) recommending the engagement and termination of the independent public accountants to audit the financial statements of the Company, (b) overseeing the scope of the external audit services, (c) reviewing adjustments recommended by the independent public accountant and addressing disagreements between the independent public accountants and management, (d) reviewing the adequacy of internal controls and management's handling of identified material inadequacies and reportable conditions in the internal controls over financial reporting and compliance with laws and regulations, and
(e) supervising the internal audit function, which may include approving the selection, compensation and termination of internal auditors.

The Audit Committee did not meet during the last fiscal year because it was approved late in the 2002 year by the Board of Directors and was not formally in place to perform its functions. However, the responsibilities of the Audit Committee during 2002 were conducted by the board of directors. Effective as of February 17, 2003, the Board of Directors adopted a charter for the Audit Committee detailing its duties and powers. A copy of the Audit Committee charter is included as Exhibit A to this Form 10KSB.

For the fiscal year ended 2002, the Board of Directors conducted discussions with management and the independent auditor regarding the acceptability and the quality of the accounting principles used in the reports in accordance with Statements on Accounting Standards (SAS) No. 61,. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the board of directors discussed with the independent auditor the matters in the written disclosures required by Independence Standards Board Standard No. 1.

For the fiscal year ended 2002, the Board of Directors have also discussed with management and its independent auditors issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, and the selection of the Company's independent auditor. Additional meetings were held with the independent auditor, with financial management present, to discuss the specific results of audit investigations and examinations and the auditor's judgments regarding any and all of the above issues.

Pursuant to the reviews and discussions described above, the Board of Directors recommended that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 and 2000 for filing with the Securities and Exchange Commission.

Code of Ethics

The Company has adopted its Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of the Company.

                             EXECUTIVE COMPENSATION.

The following table sets forth information concerning the compensation received by Mr. Howard Cooper, the President of Teton, who serves as its chief executive officer for the last three fiscal years:

Summary Compensation Table
                                                       Other
                                                       Annual
    Name &                                         Compen-   Restricted               LTIP     All Other
  Principal                    Salary         Bonus    sation      Stock      Options   Payouts   Compensation
  Position         Year          ($)            ($)      ($)       Awards       SARs     ($)(1)      ($)
---------------------------------------------------------------------------------------------------------------
H. Howard          2002       160,000        50,000      0           0       4,500,000       0         0
 Cooper,           2001       210,000             0      0           0               0       0         0
President          2000        17,000             0      0           0       1,000,000       0         0

1. In consideration of services rendered, Mr. Cooper received 4,500,000 warrants to purchase shares of our common stock at an exercise price of $.27 which was the market price of our common stock on the date of the grant.

Stock Options.

During the year ended December 31, 2002, Mr. Cooper did not have any options.

Employee Pension, Profit Sharing or Other Retirement Plans.

The Company does not have a defined benefit, pension plan, profit sharing, or other retirement plan.

Compensation of Directors.

The Company pays a quarterly fee of $6,000 to its outside directors and reimburses them for their travel and other related expenses incurred in the exercise of their duties.. In the Company's sole discretion, the Company may issue stock options or warrants to its directors.

Employment Contracts.

Teton and Mr. Cooper entered into a new employment agreement, effective May 1, 2002. The employment agreement is for a three year term. Mr. Cooper's initial salary under the agreement is $13,333 per month. In the board's discretion, he may receive additional bonus compensation. Mr. Cooper's employment is terminated immediately upon his death or permanent disability. Teton may also terminate Mr. Cooper's employment immediately for cause, as defined in the agreement. Mr. Cooper may terminate his employment immediately for good reason, as defined in the agreement. Additionally, either Teton or Mr. Cooper may terminate Mr. Cooper's employment upon 60 days prior written notice to the other. Upon termination of Mr. Cooper's employment without cause by Teton or for good reason by Mr. Cooper, Mr. Cooper is entitled to severance pay. The severance pay is equal to Mr. Cooper's salary for the preceding 24 months. Such severance may be paid in monthly installments over 24 months from the date of termination. Teton may discontinue the severance payments if Mr. Cooper violates the confidentiality, ^non-competition, or ^non-solicitation provisions of his employment agreement. After the third year, the agreement is automatically renewed from year to year, unless it is terminated as provided above.

Mr. Cooper's new agreement replaced the employment agreement dated effective December 1, 2000 (the "2000 Employment Agreement"). The 2000 Employment Agreement provided for an initial term of two years and an initial salary of $17,500 per month. The 2000 Employment Agreement also provided that upon the termination of Mr. Cooper without his consent, except for terminations related to a criminal conviction, death, disability, incapacity, bankruptcy, insolvency, gross negligence, gross dereliction of duty, or gross misconduct, that Mr. Cooper was entitled to a lump sum payment equal to three months salary, based on the salary being paid to Mr. Cooper at the date of termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2001, Mr. Cooper loaned $137,000 to Teton. Such loan, together with interest at 8.28% per annum was due on February 1, 2002. The due date was subsequent extended to April 15, 2002, and was paid in full in April 2002.

Management believes that the terms of these transactions with its management were at least as favorable to the Company as those terms which the Company could have obtained from unrelated third parties through arms-length negotiations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables sets forth, as of January 13, 2004, the number of and percent of our common stock beneficially owned by (a) all directors and nominees, naming them, (b) our executive officers, (c) our directors and executive officers as a group, without naming them, and (d) persons or groups known by us to own beneficially 5% or more of our common stock:

         Name and Address                        Amount and Nature of                   Percent
         of Beneficial Owner                     Beneficial Ownership                  of Class

         H. Howard Cooper                          1,214,667 (1)                         12.6%
         1600 Broadway, Suite 2400
         Denver, Colorado 80202-4921

         Karl Arleth                                 608,334 (3)                          7.3%
         P.O. Box 23507
         0467 Lariat Loop
         Silverthorne, CO 80498

         James J. Woodcock                           608,334 (2)                          6.7%
         2404 Commerce Drive
         Midland, TX 79702

         John Connor                                 467,108 (8)                          5.3%
         1600 Broadway, Suite 2400
         Denver, Colorado 80202-4921


         Igor Effimoff                                92,101 (4)                          1.1%
         13134 Hermitage Lane
         Houston, TX 77079

         John Mahar                                   83,334 (5)                          1.0%
         7 West 73rd St.
         New York, NY 10023

         Thomas F. Conroy                             83,334 (6)                          1.0%
         3825 S. Colorado Blvd.
         Denver, CO 80110

         Ilia Gurevich                                34,770 (7)                          0.4%
         1804 South Ironton Street
         Aurora, CO 80012

^
         All executive officers and
         Directors as a group (7 persons)          3,193,982                            28.19%

(1) Includes (i) 145,857 shares of common stock, (ii) 465,521 shares underlying warrants and (iii) 603,289 shares underlying warrants exercisable at $3.48 per share.

(2) Includes (i) 100,963 shares of common stock, (ii) 297,223 shares underlying warrants and (iii) 210,148 shares underlying warrants exercisable at $3.48 per share.

(3) Includes (i) 75,772 shares of common stock, (ii) 197,995 shares underlying warrants and (iii) 410,339 shares underlying warrants exercisable at $3.48 per share.

(4) Includes (i) 89,815 shares underlying warrants exercisable at $3.48 per share, (ii) 1,905 shares underlying Series A Convertible Preferred Stock, and
(iii) 381 shares underlying Class B Common Stock Purchase Warrants.

(5) Represents 83,334 shares of underlying warrants exercisable at $3.48 per share.

(6) Includes (i) 15,972 shares of common stock, (ii) 38,704 shares underlying warrants and (iii) 28,658 shares underlying warrants exercisable at $3.48 per share.

(7) Represents 24,456 shares of underlying warrants exercisable at $3.48 per

(8) Includes (i) 183,554 shares of common stock owned indirectly, (ii) 183,554 shares shares of common stock underlying warrants, which owned indirectly, and
(iii)100,000 shares of common stock underlying options exercisable at $3.40 per share share.

DESCRIPTION OF SECURITIES BEING REGISTERED

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Our Amended Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock, $.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. The Board of Directors, from time to time in its sole discretion, has the authority to fix the powers, rights, qualifications, limitations, and restrictions pertaining to the preferred stock.

PLAN OF DISTRIBUTION

The selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

-- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
-- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
-- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
-- an exchange distribution in accordance with the rules of the applicable exchange;
-- privately-negotiated transactions; -- short sales;
-- broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; and -- a combination of any such methods of sale.

In the event sales are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which the prospectus forms a part. In such post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales. In addition, if any shares of common stock or warrants offered for sale pursuant to this prospectus are transferred, subsequent holders could not use this prospectus until a post-effective amendment is filed, naming such holders.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholder may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholder may pledge their shares of common stock to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder shall be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts. We and the selling stockholder have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Penny Stock

The Securities and Exchange Commission (the "Commission") has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and
(ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                             SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

WARRANTS:
                                Before Offering                 After Offerings
----------------------------------------------------------------------------------
  Name and address of      Amount and                    Amount and
   Beneficial Owner         Nature of     Percent of      Nature of     Percent of
                           Beneficial        Class       Beneficial        Class
                          Ownership (1)       (%)       Ownership (1)       (%)
---------------------     -------------   -----------   -------------   ----------
Advisory Group               132,464           1.94%         0               0

Alex Campbell                  7,047             *           0               0

Alfred John Knapp, Jr.
SEP c/o Citizens
National Bank Custodian       70,046           1.01%         0               0

Alzarouni, Ali M.S.           14,123             *           0               0

Alzarouni, Ayoub M.A.         21,184             *           0               0

Alzarouni, Hesham M.S.        21,184             *           0               0

Alzarouni, Sami Ismile        14,123             *           0               0

Amarillys Inc.                71,188           1.04%         0               0

AMPM Enterprises             122,580           1.79%         0               0

Andrew Deitz                  10,509             *           0               0

Andrew P. Echtermeyer          7,006             *           0               0

Andrew W. Coulton              7,006             *           0               0

Andrew W. Cumming            105,767           1.56%         0               0

Arthur J. Niebauer             1,576             *           0               0

Athens Building Inc.          70,485           1.03%         0               0

Avanti Resources, LTD          4,379             *           0               0

Avv. Carlo Canal              70,860           1.04%         0               0

Balruddery  Investments
 Inc.                        105,067           1.54%         0               0

Bank  Leumi  le-Israel,
 Zurich                      106,083           1.55%         0               0

Barfield  Nominees  A/C
 12239                       161,102           2.35%         0               0

Barnaby J. Howard             14,262             *           0               0

Barry Alter                   17,857             *           0               0

Barry Biniaris                28,019             *           0               0

Barry Skolnick                17,512             *           0               0

Bernard Klein  Holdings
 Ltd.                         17,832             *           0               0

Braden Resources
 Corporation                  17,736             *           0               0

Brent Alexander Oswald         1,429             *           0               0

Brian Gruson                  58,048             *           0               0

Brownstone Resources          71,499           1.05%         0               0

BTR Global Arbitrage
 Trading Limited             175,111           2.55%         0               0

BTR Global Opportunity
 Trading Limited              35,023             *           0               0

Builders (Int'l) Limited      71,426           1.05%         0               0

C&J Pension Trust,
 James J. & Claire
 Woodcock Trustees*          143,325           2.09%         0               0

C.R. Bailey                    7,043             *           0               0

Candace G. Taylor              1,427             *           0               0

Carlo Canal                   70,045           1.03%         0               0

Carol Press                    4,379             *           0               0

Carole Hall                   17,512             *           0               0

Cedric Middleton               3,503             *           0               0

CGT Management               350,222           5.10%         0               0

Charles Cannon Brookes        10,507             *           0               0

Charles Schwab & Co
 Inc. fbo Susan Crowe
 Whitcomb, IRA                28,418             *           0               0

Chris Deitz                   31,787             *           0               0

Christiaan Marie Rutten       14,266             *           0               0

Christopher Vujnovich         35,024             *           0               0

Conroy & Co.                  24,940             *           0               0

Credit Agricole
 Indosuez (Suisse) SA        178,483           2.62%         0               0

Crystal Oswald IRA             9,627             *           0               0

Current Capital
 Corporation                 183,997           2.69%         0               0

Dale H. & Jean F. Dorn
 Testamentary Trust FBO

Dale F. Dorn                  35,371             *           0               0

Daniel Luskind                 1,576             *           0               0

David Curran                  10,670             *           0               0

David Reitz                    3,503             *           0               0

David T. Annear                  714             *           0               0

Dennis H. and Peggy L. Sun     1,426             *           0               0

DL Family Limited
 Partnership                   3,242             *           0               0

Eaton Vance Emerald
 Emerging Markets Fund        19,263             *           0               0

Edward Ajootian               71,134           1.04%         0               0

Energy Properties
 Limited, LP                   3,242             *           0               0

Enza Vitiello                 88,916           1.30%         0               0

Eurofinance, Inc.            431,756           6.17%         0               0

Excelsior Mining Fund         43,726             *           0               0

Family Tree Corporation       17,848             *           0               0

Finanz-Und
 Unternehmensberatung         26,771             *           0               0

Francis D. Hopkins             2,102             *           0               0

Franco Pivoli                 28,502             *           0               0

Garrett R. Bowden              3,503             *           0               0

Gene A. Williams                 354             *           0               0

George Hardy                  17,830             *           0               0

George W. Clay IV             53,131             *           0               0

Gerhard Jansen                 4,167             *           0               0

Gian Carlo Testori             7,006             *           0               0

Global Undervalued
 Securities                  700,442           9.84%         0               0

Great Eastern Energy &
 Development Corporation      70,588           1.04%         0               0

Hare & Co.                   168,106           2.45%         0               0

Harry Ptasynski and
 Nola  Grace  Ptasynski,
 husband and wife              4,052             *           0               0

Henry D. Haskell              35,521             *           0               0

Henry S. Krauss                1,576             *           0               0

Herbert W. Mahler              7,119             *           0               0

Ilia Gurevich                 13,162             *           0               0

Ivy L. Fredericks              8,406             *           0               0

James Cleaver                 14,189             *           0               0

James J. Woodcock            100,000           1.45%         0               0

James Ladner                  28,297             *           0               0

Janine C. Lederman            35,023             *           0               0

Jeffrey R. Shotbolt           17,743             *           0               0

Jim Kirby                     22,910             *           0               0

Joel A.B. Clark                4,967             *           0               0

Johathan Banks                17,764             *           0               0

John F. Dorn                  35,371             *           0               0

John Hunzinger                 3,528             *           0               0

John P. O'Shea                 7,880             *           0               0

Joseph Bongiorno              14,183             *           0               0

Judith Douglas                 4,379             *           0               0

Kane, Gillian                    702             *           0               0

Kelly Butler                   7,006             *           0               0

Kelly V. Oswald                7,140             *           0               0

Ken M. Welshimer and
 Theresa L. Welshimer,
 husband and wife              7,067             *           0               0

Laurent Cohen                 21,014             *           0               0

Laurus Master Fund,
 Ltd.                        166,667           2.40%         0               0

Lee M. Wheeler                17,512             *           0               0

Leon Ventures Inc.            35,562             *           0               0

Lillian C. Leiva               7,006             *           0               0

Louis A. Oswald III IRA        4,212             *           0               0

Louis A. Oswald Jr.            2,857             *           0               0

Lucia Gison                   70,964           1.09%         0               0

Lynda Yablon                   4,379             *           0               0

Lyndon R. Wentz                3,563             *           0               0

M&D Land Company               1,426             *           0               0

Malto Investments LLC         35,024             *           0               0

Mark Wehde and Marilee         3,566             *           0               0

Marrs McLean Bowman           35,371             *           0               0

Mary and Keith
 Axelson, husband and
 wife                          3,531             *           0               0

Marrs McLean Bowman           16,667           0.37%         0               0

Mary and Keith
 Axelson, husband and
 wife                          1,667           0.04%         0               0

Maxim Partners LLC            10,000           0.22%         0               0

Melvin T. and Laurie
 L. Baker, as tenants
 by the entirety                 303           0.01%         0               0

Michael Hopkins                  334           0.01%         0               0

Michael J. Hayward             6,667           0.15%         0               0

Michael R. Block               1,667           0.04%         0               0

Midhill, a Wyoming
 Partnership, trustee
 f/b/o Susan E. Heiss IRA      6,055             *           0               0

Mr. Gunnar C. Askeland         3,334           0.07%         0               0

Mr. James Rosenfield          16,667           0.37%         0               0

Ms. Lee M. Wheeler             8,334           0.18%         0               0

Musgrave Investments,
 Ltd.                         12,485           0.28%         0               0

Nicholas E. Wendland           1,514           0.03%         0               0

North Link Oil and
 Gas, Ltd.                     6,667           0.15%         0               0

Orhan I. Sadik-Khan           16,668           0.36%         0               0

P. Richard Restall            16,667           0.37%         0               0

Palm Beach Overseas
 Investment Limited          183,114           4.06%         0               0

Patrick O'Meara               33,334           0.74%         0               0

Paul Birmingham               10,002             *           0               0

Paul Wehde                       152           0.00%         0               0

Pershing Keen Nominees
 Limited A/C AGCLT            28,334           1.29%         0               0

Philip R. Kruse                6,667           0.15%         0               0

Pipeline Displays Ltd.        16,667           0.37%         0               0

R.F. Bailey                   11,667           0.26%         0               0

Rachael Krutchkoff             6,667           0.15%         0               0

Regency Resources, Inc.        8,334           0.18%         0               0

Richard and Dianne Kane          334           0.01%         0               0

Richard Butler                20,000           0.44%         0               0

Richard Elder                 33,334           0.74%         0               0

Richard Lamb                  33,334           0.74%         0               0

Robert D. and Julie L.
 Annear, joint tenants           667           0.01%         0               0

Rockwell Capital
 Ventures                     48,334           1.08%         0               0

Ron Amini                     33,334           0.74%         0               0

Ronald Weslosky                  757           0.02%         0               0

Russell N. Adkins              8,334           0.18%         0               0

S. Lee Bowden                  1,667           0.04%         0               0

Sagi Genger                    8,334           0.18%         0               0

Salomon Smith Barney,
 Trustee for the IRA of
 Karl F. Arleth               16,667           0.37%         0               0

Salvatore Somma                6,667           0.15%         0               0

Samuel D. Haskell             10,000           0.22%         0               0

Sapphire Capital
 Limited                      33,334           0.74%         0               0

Sheldon Inwentash              8,334           0.18%         0               0

Shirley L. Shanker               834           0.02%         0               0

Simon Piggott                     -            0.00%         0               0

Snapper, Inc.                118,168           2.63%         0               0

Strategic Partners Ltd.    2,000,001           4.44%         0               0

Suncrest Securities
 Corporation                  33,334           0.74%         0               0

The Advisory Group            36,667           0.81%         0               0

Third Millennium
 Russia Fund                 166,667           3.70          0               0

Thomas D. & Sheila  K.
 Lawson                        6,667           0.15%         0               0

Timothy John Cawston           8,334           0.18%         0               0

Tradewinds Offshore
 Fund                          8,334           0.18%         0               0

UFG Tradewinds Debt
 Strategies Fund, LP          25,000           0.55%         0               0

UFG  Tradewinds  Russia
 Value Fund, LLC              16,667           0.37%         0               0

Veronica Kristi Prenn         33,334           0.74%         0               0

Veronica Kristi Prenn         33,334           0.74%         0               0

Volga Fixed Income
 Fund, L.P.                   33,334           0.74%         0               0

Vostok Fund LP                83,334           1.85%         0               0

William and Nancy
 Axelson                       1,667           0.04%         0               0

William Flynn                  3,027           0.07%         0               0

William Gaskey                 4,167           0.09%         0               0

William J. Ritger              9,000           0.20%         0               0

William Ritger                25,000           0.55%         0               0

Wind River Resources,
 Inc.                          1,514           0.03%         0               0

Wyatt R. Haskell              83,334           1.85%         0               0

Yergin, Daniel H.             25,001            *            0               0


 The above warrants are exersisable at $6.00 per share.

COMMON STOCK:

                                Before Offering                 After Offerings
----------------------------------------------------------------------------------
  Name and address of      Amount and                    Amount and
   Beneficial Owner         Nature of     Percent of      Nature of     Percent of
                           Beneficial        Class       Beneficial        Class
                          Ownership (1)       (%)       Ownership (1)       (%)
---------------------     -------------   -----------   -------------   ----------
Advisory Group               132,464           1.94%         0               0

Alex Campbell                  7,047             *           0               0

Alfred John Knapp, Jr.
SEP c/o Citizens
National Bank Custodian       70,046           1.01%         0               0

Alzarouni, Ali M.S.           14,123             *           0               0

Alzarouni, Ayoub M.A.         21,184             *           0               0

Alzarouni, Hesham M.S.        21,184             *           0               0

Alzarouni, Sami Ismile        14,123             *           0               0

Amarillys Inc.                71,188           1.04%         0               0

AMPM Enterprises             122,580           1.79%         0               0

Andrew Deitz                  10,509             *           0               0

Andrew P. Echtermeyer          7,006             *           0               0

Andrew W. Coulton              7,006             *           0               0

Andrew W. Cumming            105,767           1.56%         0               0

Arthur J. Niebauer             1,576             *           0               0

Athens Building Inc.          70,485           1.03%         0               0

Avanti Resources, LTD          4,379             *           0               0

Avv. Carlo Canal              70,860           1.04%         0               0

Balruddery  Investments
 Inc.                        105,067           1.54%         0               0

Bank  Leumi  le-Israel,
 Zurich                      106,083           1.55%         0               0

                                       39

Barfield  Nominees  A/C
 12239                       161,102           2.35%         0               0

Barnaby J. Howard             14,262             *           0               0

Barry Alter                   17,857             *           0               0

Barry Biniaris                28,019             *           0               0

Barry Skolnick                17,512             *           0               0

Bernard Klein  Holdings
 Ltd.                         17,832             *           0               0

Braden Resources
 Corporation                  17,736             *           0               0

Brent Alexander Oswald         1,429             *           0               0

Brian Gruson                  58,048             *           0               0

Brownstone Resources          71,499           1.05%         0               0

BTR Global Arbitrage
 Trading Limited             175,111           2.55%         0               0

BTR Global Opportunity
 Trading Limited              35,023             *           0               0

Builders (Int'l) Limited      71,426           1.05%         0               0

C&J Pension Trust,
 James J. & Claire
 Woodcock Trustees*          143,325           2.09%         0               0

C.R. Bailey                    7,043             *           0               0

Candace G. Taylor              1,427             *           0               0

Carlo Canal                   70,045           1.03%         0               0

Carol Press                    4,379             *           0               0

Carole Hall                   17,512             *           0               0

Cedric Middleton               3,503             *           0               0

CGT Management               350,222           5.10%         0               0

Charles Cannon Brookes        10,507             *           0               0

Charles Schwab & Co
 Inc. fbo Susan Crowe
 Whitcomb, IRA                28,418             *           0               0

Chris Deitz                   31,787             *           0               0

Christiaan Marie Rutten       14,266             *           0               0

Christopher Vujnovich         35,024             *           0               0

Conroy & Co.                  24,940             *           0               0

Credit Agricole
 Indosuez (Suisse) SA        178,483           2.62%         0               0

Crystal Oswald IRA             9,627             *           0               0

Current Capital
 Corporation                 183,997           2.69%         0               0

                                       40

Dale H. & Jean F. Dorn
 Testamentary Trust FBO
 Dale F. Dorn                 35,371             *           0               0

Daniel Luskind                 1,576             *           0               0

David Curran                  10,670             *           0               0

David Reitz                    3,503             *           0               0

David T. Annear                  714             *           0               0

Dennis H. and Peggy L. Sun     1,426             *           0               0

DL Family Limited
 Partnership                   3,242             *           0               0

Eaton Vance Emerald
 Emerging Markets Fund        19,263             *           0               0

Edward Ajootian               71,134           1.04%         0               0

Energy Properties
 Limited, LP                   3,242             *           0               0

Enza Vitiello                 88,916           1.30%         0               0

Eurofinance, Inc.            431,756           6.17%         0               0

Excelsior Mining Fund         43,726             *           0               0

Family Tree Corporation       17,848             *           0               0

Finanz-Und
 Unternehmensberatung         26,771             *           0               0

Francis D. Hopkins             2,102             *           0               0

Franco Pivoli                 28,502             *           0               0

Garrett R. Bowden              3,503             *           0               0

Gene A. Williams                 354             *           0               0

George Hardy                  17,830             *           0               0

George W. Clay IV             53,131             *           0               0

Gerhard Jansen                 4,167             *           0               0

Gian Carlo Testori             7,006             *           0               0

Global Undervalued
 Securities                  700,442           9.84%         0               0

Great Eastern Energy &
 Development Corporation      70,588           1.04%         0               0

Hare & Co.                   168,106           2.45%         0               0

Harry Ptasynski and
 Nola  Grace  Ptasynski,
 husband and wife              4,052             *           0               0

Henry D. Haskell              35,521             *           0               0

Henry S. Krauss                1,576             *           0               0

Herbert W. Mahler              7,119             *           0               0

Ilia Gurevich                 13,162             *           0               0

                                       41

Ivy L. Fredericks              8,406             *           0               0

James Cleaver                 14,189             *           0               0

James J. Woodcock            100,000           1.45%         0               0

James Ladner                  28,297             *           0               0

Janine C. Lederman            35,023             *           0               0

Jeffrey R. Shotbolt           17,743             *           0               0

Jim Kirby                     22,910             *           0               0

Joel A.B. Clark                4,967             *           0               0

Johathan Banks                17,764             *           0               0

John F. Dorn                  35,371             *           0               0

John Hunzinger                 3,528             *           0               0

John P. O'Shea                 7,880             *           0               0

Joseph Bongiorno              14,183             *           0               0

Judith Douglas                 4,379             *           0               0

Kane, Gillian                    702             *           0               0

Kelly Butler                   7,006             *           0               0

Kelly V. Oswald                7,140             *           0               0

Ken M. Welshimer and
 Theresa L. Welshimer,
 husband and wife              7,067             *           0               0

Laurent Cohen                 21,014             *           0               0

Laurus Master Fund,
 Ltd.                        166,667           2.40%         0               0

Lee M. Wheeler                17,512             *           0               0

Leon Ventures Inc.            35,562             *           0               0

Lillian C. Leiva               7,006             *           0               0

Louis A. Oswald III IRA        4,212             *           0               0

Louis A. Oswald Jr.            2,857             *           0               0

Lucia Gison                   70,964           1.09%         0               0

Lynda Yablon                   4,379             *           0               0

Lyndon R. Wentz                3,563             *           0               0

M&D Land Company               1,426             *           0               0

Malto Investments LLC         35,024             *           0               0

Mark Wehde and Marilee         3,566             *           0               0

Marrs McLean Bowman           35,371             *           0               0

Mary and Keith
 Axelson, husband and
 wife                          3,531             *           0               0

                                       42

Maxim Partners LLC            21,014             *           0               0

Melvin T. and Laurie
 L. Baker, as tenants
 by the entirety                 649             *           0               0

Michael Hopkins                  702             *           0               0

Michael J. Hayward            14,183             *           0               0

Michael R. Block               3,566             *           0               0

Midhill, a Wyoming
 Partnership, trustee
 f/b/o Susan E. Heiss
 IRA                          12,967             *           0               0

Mr. Gunnar C. Askeland         7,006             *           0               0

Mr. James Rosenfield          35,023             *           0               0

Ms. Lee M. Wheeler            17,512             *           0               0

Musgrave Investments,
 Ltd.                         26,235             *           0               0

Nicholas E. Wendland           3,242             *           0               0

North Link Oil and
 Gas, Ltd.                    14,010             *           0               0

Orhan I. Sadik-Khan           35,452             *           0               0

P. Richard Restall            35,023             *           0               0

Palm Beach Overseas
 Investment Limited          384,781           5.52%         0               0

Patrick O'Meara               70,312           1.03%         0               0

Paul Birmingham               21,124             *           0               0

Paul Wehde                       325             *           0               0

Pershing Keen Nominees
 Limited A/C AGCLT            59,578           1.80%         0               0

Philip R. Kruse               14,266             *           0               0

Pipeline Displays Ltd.        35,709             *           0               0

R.F. Bailey                   24,798             *           0               0

Rachael Krutchkoff            14,010             *           0               0

Regency Resources, Inc.       17,512             *           0               0

Richard and Dianne Kane          702             *           0               0

Richard Butler                42,910             *           0               0

Richard Elder                 70,045           1.03%         0               0

Richard Lamb                  70,045           1.03%         0               0

Robert D. and Julie L.
 Annear, joint tenants         1,427             *           0               0

Rockwell Capital
 Ventures                    102,775           1.51%         0               0

Ron Amini                     70,421           1.03%         0               0

                                       43

Ronald Weslosky                1,591             *           0               0

Russell N. Adkins             17,832             *           0               0

S. Lee Bowden                  3,503             *           0               0

Sagi Genger                   17,512             *           0               0

Salomon  Smith  Barney,
 Trustee  for the IRA of
 Karl F. Arleth               35,558             *           0               0

Salvatore Somma               14,196             *           0               0

Samuel D. Haskell             21,329             *           0               0

Sapphire Capital
 Limited                      70,045           1.03%         0               0

Sheldon Inwentash             17,876             *           0               0

Shirley L. Shanker             1,752             *           0               0

Simon Piggott                    -               *           0               0

Snapper, Inc.                250,087           3.67%         0               0

Strategic Partners Ltd.      420,754           6.16%         0               0

Suncrest Securities
 Corporation                  70,860           1.04%         0               0

The Advisory Group            77,049           1.13%         0               0

Third Millennium
 Russia Fund                 350,221           5.04%         0               0

Thomas D. & Sheila K.
 Lawson                       14,286             *           0               0

Timothy John Cawston          17,752             *           0               0

Tradewinds Offshore
 Fund                         17,512             *           0               0

UFG Tradewinds Debt
 Strategies Fund, LP          87,556           1.29%         0               0

Veronica Kristi Prenn        141,482           2.07%         0               0

Volga Fixed Income
 Fund, L.P.                   71,042           1.04%         0               0

Vostok Fund LP               178,471           2.60%         0               0

William and Nancy
 Axelson                       3,531             *           0               0

William Flynn                  6,361             *           0               0

William Gaskey                 8,930             *           0               0

William J. Ritger             18,912             *           0               0

William Ritger                52,533             *           0               0

Wind River Resources,
 Inc.                          3,242             *           0               0

Wyatt R. Haskell             175,111           2.55%         0               0

Yergin, Daniel H.             52,878             *           0               0

*     Less than 1%

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

     Unless otherwise indicated, the selling stockholders are registering an amount of shares underlying warrants equal to the amount of warrants on the Warrant chart above. Each warrant is exercisable at $6.00 per share.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

Our consolidated financial statements at December 31, 2001 and 2002 appearing in this prospectus and registration statement have been audited by Ehrhardt Keefe Steiner & Hottman PC, Inc., independent auditors, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Teton Petroleum Company, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549; Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at HTTP://WWW.SEC.GOV. ------------------

We furnish our stockholders with annual reports containing audited financial statements.

                         Index to Financial Statements

                            Teton Petroleum Company

         Unaudited Consolidated Financial Statements September 30, 2003
Financial Statements...........................................................F-1

CONSOLIDATED BALANCE SHEETS....................................................F-2

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS.................F-3 - F-4

CONSOLIDATED STATEMENTS OF CASH FLOWS..........................................F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................................F-6 - F-10


           Audited Consolidated Financial Statements December 31, 2002

INDEPENDENT AUDITORS' REPORT...................................................F-11

Financial Statements........................................................F-12 - F-31

CONSOLIDATED BALANCE SHEET.....................................................F-12

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS...................F-13

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY......................F-14

CONSOLIDATED STATEMENTS OF CASH FLOWS..........................................F-15

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................................F-16 - F-31

                             TETON PETROLEUM COMPANY
                           Consolidated Balance Sheets


                                                                                  September 30,    December 31,
                                                                                      2003            2002
                                                                                  (Unaudited)
                                                             Assets               ------------    ------------
Current assets
   Cash .......................................................................   $ 1,955,253     $   712,013
   Proportionate share of Goloil accounts receivable ..........................        19,121         642,525
   Proportionate share of Goloil VAT and other accounts receivable ............     1,857,283         913,583
   Stock subscriptions receivable .............................................           --        1,939,610
   Proportionate share of Goloil inventory ....................................       979,360         502,989
   Prepaid expenses and other assets ..........................................        90,992          91,446
                                                                                  ------------    ------------
        Total current assets ..................................................     4,902,009       4,802,166
                                                                                  ------------    ------------

Non-current assets
   Oil and gas properties, net (successful efforts) ...........................    10,488,152       4,896,308
   Fixed assets, net ..........................................................       419,256         313,921
                                                                                  ------------    ------------
         Total non-current assets .............................................    10,907,408       5,210,229
                                                                                  ------------    ------------

Total assets ..................................................................   $15,809,417     $10,012,395
                                                                                  ============    ============

                      Liabilities and Stockholders' Deficit

Current liabilities
   Accounts payable and accrued liabilities ...................................   $   233,104     $   650,356
   Proportionate share of Goloil accounts payable and accrued liabilities (Note
                                                                              2)    3,745,121       1,534,344
   Current portion of proportionate share of notes payable owed to affiliate
      (Note 2) ................................................................     5,107,805       2,441,424
  Notes payable, net of discount  of $47,907 ..................................       580,843            --
                                                                                  ------------    ------------
         Total current liabilities ............................................     9,666,873       4,626,124
                                                                                  ------------    ------------

Non-current liabilities
   Proportionate share of notes payable advances owed to affiliate ............           --          507,001
                                                                                  ------------    ------------
         Total non-current liabilities ........................................           --          507,001
                                                                                  ------------    ------------
         Total liabilities ....................................................     9,666,873       5,133,125
                                                                                  ------------    ------------

Commitments and contingencies

Stockholders' equity
   Common stock, $0.001 par value, 250,000,000 and 100,000,000 shares authorized, 6,807,360 and 6,289,520 shares issued and outstanding at
      September 30, 2003 and December 31, 2002 ................................         6,807           6,290
   Preferred stock, $0.001 par value, 25,000,000 shares authorized, 606,335
      shares issued and outstanding ...........................................           606            --
   Additional paid-in capital .................................................    30,193,042      26,165,214
   Accumulated deficit ........................................................   (25,163,412)    (22,022,734)
   Foreign currency translation adjustment ....................................     1,105,500         730,500
                                                                                  ------------    ------------
         Total stockholders' equity ...........................................     6,142,545       4,879,270
                                                                                  ------------    ------------

Total liabilities and stockholders' equity ....................................   $15,809,417     $10,012,395
                                                                                  ============    ============


            See notes to unaudited consolidated financial statements

                             TETON PETROLEUM COMPANY

     Unaudited Consolidated Statements of Operations and Comprehensive Loss

                                                               For the Three Months Ended
                                                                       September 30,
                                                               --------------------------
                                                                  2003             2002
                                                               -----------    -----------

Sales ......................................................  $ 2,718,066    $ 2,204,613

Cost of sales and expenses
   Oil and gas production ..................................      618,141        664,241
   Transportation and marketing ............................      199,446        189,115
   Taxes other than income taxes ...........................    1,486,250      1,172,574
  Export duties ............................................      334,789        295,356
   General and administrative - Goloil .....................      261,420        149,091
   General and administrative - Teton Petroleum ............      921,761        439,061
   Depreciation, depletion and amortization ................      274,538         68,419
                                                              ------------   ------------
         Total cost of sales and expenses ..................    4,096,346      2,977,856
                                                              ------------   ------------

(Loss) income from operations ..............................   (1,378,279)      (773,243)
                                                              ------------   ------------

Other income (expense)
  Other income .............................................       (1,522)           700
   Financing charges .......................................      (61,569)    (1,390,951)
   Interest expense ........................................      (55,034)       (52,675)
                                                              ------------   ------------
         Total other income (expense) ......................     (118,125)    (1,442,926)
                                                              ------------   ------------

Net loss before taxes ......................................   (1,496,404)    (2,216,169)
                                                              ------------   ------------

Foreign income tax .........................................       18,870           --

Net loss ...................................................   (1,477,534)    (2,216,169)
                                                              ------------   ------------


Preferred stock dividend ...................................      (18,556)          --


Net loss applicable to common stock ........................   (1,496,090)    (2,216,169)

Other comprehensive (loss) income, net of tax
   Effect of exchange rates ................................      (80,590)        20,000
                                                              ------------   ------------
         Other comprehensive (loss) income .................      (80,590)        20,000
                                                              ------------   ------------

Comprehensive loss .........................................  $(1,576,590)   $(2,196,169)
                                                              ============   ============

Basic and diluted weighted average common shares outstanding    6,807,360      2,803,934
                                                              ============   ============

Basic and diluted (loss) income per common share ...........  $     (0.22)   $     (0.78)
                                                              ============   ============

           See notes to unaudited consolidated financial statements.

                             TETON PETROLEUM COMPANY

     Unaudited Consolidated Statements of Operations and Comprehensive Loss

                                                                For the Nine Months Ended
                                                                        September 30,
                                                               ----------------------------
                                                                   2003              2002
                                                               -------------   -------------
Sales ......................................................   $  9,105,338     $ 4,305,274

Cost of sales and expenses
   Oil and gas production ..................................      1,456,857         882,202
   Transportation and marketing ............................        801,245         398,389
   Taxes other than income taxes ...........................      4,163,956       2,249,313
   Export Duties ...........................................      1,492,999         448,338
   General and administrative - Goloil .....................        648,905         383,419
   General and administrative - Teton Petroleum ............      2,675,683       1,950,258
   Depreciation, depletion and amortization ................        662,769         149,806
                                                               -------------   -------------
         Total cost of sales and expenses ..................     11,902,415       6,461,725
                                                               -------------   -------------

Loss from operations .......................................     (2,797,076)     (2,156,451)
                                                               -------------   -------------

Other income (expense)
   Other income ............................................              0           2,508
   Financing charges .......................................        (61,916)     (5,444,901)
   Interest expense ........................................       (178,139)       (328,938)
                                                               -------------   -------------
         Total other income (expense) ......................       (240,055)     (5,771,331)
                                                               -------------   -------------

Net loss before taxes ......................................     (3,037,131)     (7,927,782)

Foreign income tax .........................................       (103,548)           --

Net loss ...................................................     (3,140,679)     (7,927,782)
                                                               -------------   -------------


Preferred stock dividend ...................................        (18,556)           --


Net loss applicable to common stock ........................     (3,159,235)     (7,927,782)

Other comprehensive (loss) income, net of tax
   Effect of exchange rates ................................        375,000        (112,000)
                                                               -------------   -------------
         Other comprehensive (loss) income .................        375,000        (112,000)
                                                               -------------   -------------

Comprehensive loss .........................................   $ (2,784,235)    $(8,039,782)
                                                               =============   =============

Basic and diluted weighted average common shares outstanding      6,614,638       2,500,058
                                                               =============   =============

Basic and diluted (loss) income per common share ...........   $      (0.48)    $     (3.17)
                                                               =============   =============

See notes to unaudited consolidated financial statements.

                             TETON PETROLEUM COMPANY

                Unaudited Consolidated Statements of Cash Flows


                                                                                For the Nine Months Ended
                                                                                       September 30,
                                                                                ---------------------------
                                                                                   2003             2002
                                                                                ------------   ------------
Cash flows from operating activities
   Net loss .................................................................   $(3,140,679)   $(7,927,782)
                                                                                ------------   ------------
   Adjustments to reconcile net (loss) income to net cash used in operating activities
     Depreciation, depletion, and amortization ..............................       628,458        149,806
     Stock and stock options issued for services and interest ...............        97,901         14,227
     Debentures issued for services .........................................          --          211,313
     Amortization of note payable discount ..................................        62,257      5,327,989
     Changes in assets and liabilities
       Accounts receivable ..................................................      (320,296)      (787,856)
       Prepaid expenses and other assets ....................................           454       (259,001)
       Inventory ............................................................      (476,371)      (187,846)
       Accounts payable and accrued liabilities .............................       106,968        121,328
                                                                                ------------   ------------
                                                                                     99,371      4,589,960
                                                                                ------------   ------------
         Net cash used in operating activities ..............................    (3,041,307)    (3,337,822)
                                                                                ------------   ------------

Cash flows from investing activities
   Oil and gas properties and equipment expenditures ........................    (4,437,637)    (2,593,207)
                                                                                ------------   ------------
                           Net cash used in investing activities ............    (4,437,637)    (2,593,207)
                                                                                ------------   ------------

Cash flows from financing activities
   Net (repayments) proceeds from advances under notes payable from affiliate     2,159,380      1,740,155
  Proceeds from stock subscriptions .........................................     1,939,610           --
   Proceeds from deposits on convertible debentures .........................          --             --
   Proceeds from convertible debentures .....................................          --        4,143,643
   Proceeds from issuance of stock, net of issue costs of $208,100 (2003)....     3,619,444        692,505
  Proceeds from notes payable ...............................................       628,750        300,000
   Payments on notes payable ................................................          --         (594,210)
                                                                                ------------   ------------
         Net cash provided by financing activities ..........................     8,347,184      6,282,093
                                                                                ------------   ------------

Effect of exchange rates ....................................................       375,000       (112,000)
                                                                                ------------   ------------

Net (decrease) increase in cash .............................................     1,243,240        239,064

Cash - beginning of year ....................................................       712,013        182,502
                                                                                ------------   ------------

Cash - end of period ........................................................   $ 1,955,253    $   421,566
                                                                                ============   ============

           See notes to unaudited consolidated financial statements.

                             TETON PETROLEUM COMPANY
                 Unaudited Consolidated Statements of Cash Flows

Supplemental disclosure of non-cash activity:

During the nine months ended September 30, 2003, the Company had the following transactions:

o 7,408 shares of stock were issued to a consultant for services valued at $20,000 provided in 2001 and accrued in accounts payable.

o 73,422 shares of stock and 66,667 warrants exercisable at $6.00 were issued to a consultant for services provided in 2002 valued at $200,000 and accrued in accounts payable.

o 3,700 warrants issued with debt and valued at $10,592 were initially recorded as a discount on the note payable. At September 30, 2003, $5,672 of the discount had been amortized and recorded as financing costs.

o 87,500 warrants issued with debt and valued at $69,072 were initially recorded as a discount on the debentures. At September 30, 2003, $39,254 of the discount had been amortized and recorded as financing costs.

o 37,500 warrants issued with debt and valued at $30,500 were initially recorded as a discount on the debentures. At September 30, 2003, $17,337 of the discount had been amortized and recorded as financing costs

o Approximately $1,888,000 of capital expenditures for oil and gas properties was included in accounts payable at September 30, 2003.

o Dividends of $18,556 were accrued on preferred stock.

During the nine months ended September 30, 2002, the Company had the following transactions:

o In exchange for the extension of principal payments on four notes payable, the Company modified expiration dates of certain warrants previously held by the note holders and issued an additional 10,417 such warrants. The fair value of the modification of the warrants totaled $46,582 and has been recorded as financing costs.

o A note payable of $250,000 was converted into a convertible debenture with 83,333 warrants also being issued under the same terms of the Company's private placement offering of convertible debentures.

o 1,647,881 of warrants issued with convertible debentures valued at $811,559 were initially recorded as a discount on the debentures. At September 30, 2002, the full amount of the discount had been amortized and recorded as financing costs.

o In-the money conversion features on convertible debt valued at $3,880,035 were recognized as financing costs ($3,746,285) and consulting expenses ($133,750).

o The Company issued warrants in connection with related party notes payable of $450,000 and $50,000. The warrants were valued at $156,781 and recorded as financing costs.

o The Company issued $267,500 of convertible debentures with 89,167warrants valued at $14,250 for a total amount of $281,750. Prepaid consulting services of $70,437 remained at September 30, 2002.

o 33,333 warrants were issued to a consultant for services valued at $84,532. Prepaid consulting of $80,305 related to future quarters in 2003 and 2004.

o 20,000 shares of stock were issued to a consultant for services valued at $10,000.

o 41,667 warrants issued with a note payable valued at $150,616 were initially recorded as a discount on the debentures. At September 30,

See notes to unaudited consolidated financial statements

                             TETON PETROLEUM COMPANY


2002, $100,011 of the discount had been amortized and recorded as financing costs.

o $4,661,143 of debentures and accrued interest of $227,075 were converted into 21,101,929 shares of stock with $466,771 being paid as a premium at conversion and recorded as financing costs.

o Approximately $515,000 of capital expenditures for oil and gas properties was included in accounts payable at September 30, 2002.

See notes to unaudited consolidated financial statements

              Notes to Unaudited Consolidated Financial Statements

Note 1 - Basis of Presentation and Significant Accounting Policies

The September 30, 2003 financial statements are unaudited and reflect all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. The unaudited financial statements as of September 30, 2003, as is customary in the oil and gas industry, reflect a pro-rata consolidation of the Company's 50% interest in ZAO Goloil, a Russian closed joint-stock company. The unaudited financial statements contained herein should be read in conjunction with the financial statements and notes thereto contained in the Company's financial statements for the year ended December 31, 2002, as reported in the Company's Form 10-KSB filed March 31, 2003. The results of operations for the period ended September 30, 2003 are not necessarily indicative of the results for the entire fiscal year.

Foreign Currency Exchange Rates

The conversion of the functional currency of Goloil (a Russian Company) in rubles to the reporting currency of U.S. dollars is based upon the exchange rates in effect. The exchange rates in effect at September 30, 2003 and 2002 were 30.61 and 31.64 rubles to the U.S. dollar, respectively. The average rates in effect during the three and nine-month periods ended September 30, 2003 and 2002, were 30.44 and 31.00, and 31.60 and 31.25 rubles to the U.S. dollar, respectively.

Earnings Per Share

At the March 19, 2003 meeting, the Company's shareholders approved a reverse 1 for 12 stock split. All share amounts and earnings per share have been adjusted to reflect the split.

All potential dilutive securities have an antidilutive effect on earnings (loss) per share and accordingly, basic and dilutive weighted average shares are the same.

Note 2 - Proportionate Share of Liabilities

The proportionate share of accounts payable and accrued liabilities of $3,745,121 at September 30, 2003 are obligations of Goloil and not Teton Petroleum nor have they been guaranteed by Teton Petroleum.

The following notes reflect the Company's 50% pro-rata share of notes payable advances made of Goloil owed to an affiliate. These advances are also obligations of Goloil at September 30, 2003 and not Teton Petroleum nor have they been guaranteed by Teton Petroleum.



Pro-rata share of Goloil notes payable owed to an affiliate. The proceeds were used to pay certain operating expenses and capital expenditures of Goloil. These notes provide for interest rates of 8%, with quarterly interest payments, maturing through April 2004. These notes are secured by substantially all Goloil assets. The notes payable will be repaid from cash flow from ZAO Goloil as available, or extended to future periods.

                                                          $5,107,805
                                                          -----------
Less current portion                                      (5,107,805)
                                                          -----------
                                                          $        -
                                                          ===========

Note 3 - Notes Payable

During the second quarter, the Company received proceeds of $478,750 from notes payable to stockholders. In connection with the notes, 91,200 warrants valued at $79,664 were issued. At September 30, 2003, $44,920 of the discount had been amortized and recorded as financing costs. The Company has recorded the value of these warrants using the Black-Scholes option-pricing model using the following assumptions: volatility of 73%, a risk-free rate of 3.5%, zero dividend payments, and a life of one year.

In July 2003, the Company received proceeds of $150,000 from a stockholder. In connection with the notes, 37,500 warrants valued at $30,506 were issued . At September 30, 2003, $17,337 of the discount had been amortized and recorded as financing costs. The Company valued the warrants using the Black-Scholes option-pricing model using the following assumptions: volatility of $73%, a risk-free rate of 3.5%, zero dividend payments, and a life of one year.

Note 4 - Stockholder's Equity

In March 2003, the stockholder's approved an increase in the amount of authorized common shares from 100,000,000 to 250,000,000 and also approved 25,000,000 of preferred stock authorized for future issuances.

During the nine months ended September 30, 2003, the Company received $1,091,900 of proceeds (net of costs of $98,100) from the issuance of 437,010 shares of common stock plus $2,527,538 of proceeds (net of costs of$110,000 from the issuance of 606,335 shares of convertible preferred stock. The Company received $1,939,610 during the nine months related to outstanding stock subscriptions receivable at December 31, 2002.

The Company issued 1,043,204 warrants during the nine months ended September 30, 2003 in connection with the private placements to investors. The Company also issued 346,165 warrants to entities for their services directly related to raising capital under private placements during the quarter.

Note 5 - Stock Options

At the annual meeting on March 19, 2003, the Company's shareholders approved an employee stock option plan and authorized 2,083,333 shares of Common Stock for issuance thereunder. Under the plan, incentive and non-qualified options may be granted. During the second quarter of 2003, the Company issued 30,000 non-qualified options to outside advisory board members which has been recorded as compensation expense during the three-months ended June 30, 2003 valued at $94,701, using the Black-Scholes option-pricing model with the following assumptions: volatility of $100%, a risk-free rate of 4%, zero dividend payments, and a life of ten years. The Company also issued 1,448,037 incentive options to employees, officers and directors valued at $4,571,026 using the Black-Scholes option-pricing model under the same assumptions described above. In the third quarter, additional options valued at $308,414 were issued to a director under the Company Plan.

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for stock options issued to employees, officers and directors under the stock option plan. Had compensation cost for the Company's options issued to employees, officers and directors been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, as amended by SFAS No. 148, the Company's net loss and basic loss per common share would have been changed to the pro forma amounts indicated below:

                                                     For the nine Months Ended
                                                           September 30,
                                                     -------------------------
                                                        2003           2002
                                                    ------------   ------------
Net loss - as reported                              ($3,140,679)   $ 7,927,782

Less previously recorded compensation expense                --             --
Add fair value of employee compensation expense      (4,879,440)            --
                                                    ------------   ------------
Net loss per common share - pro forma               ($8,020,119)   $ 7,927,782

                                                    ============   ============
Basic loss per common share - as reported           $     (0.48)   $     (3.17)
                                                    ============   ============
Basic loss per common share - pro forma             $     (1.21)   $     (3.17)
                                                    ============   ============

                                                     For the Three Months Ended
                                                           September 30,
                                                     -------------------------
                                                        2003           2002
                                                    ------------   ------------
Net loss - as reported                              ($1,477,534)   ($2,216,169)

Less previously recorded compensation expense                --             --
Add fair value of employee compensation expense        (308,414)            --
                                                    ------------   ------------
Net loss per common share - pro forma               ($1,785,948)   ($2,216,169)
                                                    ============   ============
Basic loss per common share - as reported              ($___.22)       ($0.78_)
                                                    ============   ============
Basic loss per common share - pro forma                ($___.26)       ($0.78_)
                                                    ============   ============

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Teton Petroleum Company
Denver, Colorado

We have audited the accompanying consolidated balance sheet of Teton Petroleum Company as of December 31, 2002, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' (deficit) equity and cash flows for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Teton Petroleum Company as of December 31, 2002, and the results of their operations and their cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.





                                    /s/Ehrhardt  Keefe Steiner & Hottman PC
                                       Ehrhardt  Keefe Steiner & Hottman PC

March 28, 2003
Denver, Colorado

TETON PETROLEUM COMPANY



                           Consolidated Balance Sheet
                                December 31, 2002

                                     Assets

Current assets
   Cash ........................................................   $    712,013
   Proportionate share of accounts receivable ..................        642,525
   Proportionate share of accounts receivable (other) ..........        913,583
   Stock subscriptions receivable (paid in 2003) ...............      1,939,610
   Proportionate share of inventory ............................        502,989
   Prepaid expenses and other assets ...........................         91,446
                                                                   -------------
     Total current assets ......................................      4,802,166
                                                                   -------------

Non-current assets
   Oil and gas properties, net (successful efforts) ............      4,896,308
   Fixed assets, net ...........................................        313,921
                                                                   -------------
     Total non-current assets ..................................      5,210,229
                                                                   -------------

Total assets ...................................................   $ 10,012,395
                                                                   =============

                            Liabilities and Stockholders' Equity

Current liabilities
   Accounts payable and accrued liabilities ....................   $    650,356
   Proportionate share of accounts payable and accrued
    liabilities ................................................      1,534,344
   Current portion of proportionate share of notes
    payable owed to affiliate ..................................      2,441,424
                                                                   -------------
     Total current liabilities .................................      4,626,124
                                                                   -------------

Non-current liabilities
   Proportionate share of notes payable advances owed
    to affiliate ...............................................        507,001
                                                                   -------------
     Total non-current liabilities .............................        507,001
                                                                   -------------
     Total liabilities .........................................      5,133,125
                                                                   -------------

Commitments and contingencies

Stockholders' equity
   Common stock, $.001 par value, 100,000,000 shares
    authorized, 75,474,241 and 28,488,557 shares issued
    and outstanding at December 31, 2002 and 2001 ..............         75,474
   Additional paid-in capital ..................................     26,096,030
   Accumulated deficit .........................................    (22,022,734)
   Foreign currency translation adjustment .....................        730,500
                                                                   -------------
     Total stockholders' equity ................................      4,879,270
                                                                   -------------

Total liabilities and stockholders' equity .....................   $ 10,012,395


                                                                   =============


                See notes to consolidated financial statements.

TETON PETROLEUM COMPANY

          Consolidated Statements of Operations and Comprehensive Loss

                                                     For the Years Ended
                                                          December 31,
                                                  ----------------------------
                                                       2002          2001
                                                  -------------   ------------

Sales ..........................................  $  6,923,320    $ 1,625,352

Cost of sales and expenses
   Oil and gas production ......................     2,741,303      1,068,250
   Taxes other than income taxes ...............     3,537,990        495,789
   General and administrative ..................     5,333,726      1,521,970
   Depreciation, depletion and amortization ....       451,930         45,313
                                                  -------------   -------------
     Total cost of sales and expenses ..........    12,064,949      3,131,322
                                                  -------------   -------------

Loss from operations ...........................    (5,141,629)    (1,505,970)
                                                  -------------   -------------

Other income (expense)
   Other income ................................        51,751          9,381
   Interest expense ............................      (385,939)      (161,019)
   Financing charges ...........................    (5,498,106)          --
                                                  -------------   -------------
      Total other income (expense) .............    (5,832,294)      (151,638)
                                                  -------------   -------------

Net loss .......................................   (10,973,923)    (1,657,608)

Other comprehensive loss, net of tax
   Effect of exchange rates ....................      (140,773)       (84,041)
                                                  =============   =============

Comprehensive loss .............................  $(11,114,696)   $ (1,741,649)
                                                  ============    =============

Basic and diluted weighted average common shares
  outstanding ..................................    37,262,817     26,927,259
                                                  =============   =============

Basic and diluted loss per common share ........  $      (0.29)   $     (0.06)
                                                  =============   =============

                See notes to consolidated financial statements.

TETON PETROLEUM COMPANY

Consolidated Statements of Changes in Stockholders' (Deficit) Equity For the Years Ended December 31, 2002 and 2001


                                                       Common Stock                            Foreign                     Total
                                                                               Additional     Currency                 Stockholders'
                                                  -------------------------      Paid-in       Translation Accumulated    Equity
                                                    Shares        Amount         Capital       Adjustment     Deficit    (Deficit)
                                              -------------   ------------- -------------  ------------- ------------- -------------
Balance - December 31, 2000 .................   24,977,341   $     24,977     $ 8,469,221    $  955,314   $ (9,391,203)   $  58,309


Common stock issued for cash ................    3,466,772          3,467       1,294,806           --            --      1,298,273

Common stock and warrants issued
 for services ...............................       44,444             44          32,581           --            --         32,625

Compensation for variable plan warrants .....         --             --           (30,000)          --            --        (30,000)

Net loss ....................................         --             --             --              --      (1,657,608)  (1,657,608)

Foreign currency translation adjustment .....         --             --             --          (84,041)          --        (84,041)
                                              -------------   ------------- -------------  ------------- ------------- -------------


Balance - December 31, 2001 .................   28,488,557         28,488       9,766,608       871,273    (11,048,811)    (382,442)

Common stock issued for cash ................   14,684,845         14,685       3,318,775            --           --      3,333,460

Common stock subscriptions paid in 2003 .....    8,544,534          8,545       1,931,065            --           --      1,939,610

Common stock and warrants issued
 for services ...............................    2,654,376          2,654         834,472            --           --        837,126

Common stock issued for conversion of
 convertible debentures .....................   21,101,929         21,102       5,333,887            --           --      5,354,989

Warrants issued and in-the-money conversion
 feature on convertible debentures ..........         --             --         4,557,845            --           --      4,557,845

Warrants issued with notes payable ..........         --             --           150,016            --           --        150,016

Warrants issued in connection with extensions
 on notes payable ...........................         --             --           203,362            --           --        203,362

Net loss ....................................         --             --             --               --   (10,973,923)  (10,973,923)

Foreign currency translation adjustment .....         --             --             --         (140,773)          --       (140,773)
                                              -------------   ------------- -------------  ------------- -------------  ------------


Balance - December 31, 2002 .................   75,474,241    $    75,474   $ 26,096,030    $  730,500   $(22,022,734)  $ 4,879,270
                                              =============   ============= ==============  ============ =============  ============

                See notes to consolidated financial statements.

TETON PETROLEUM COMPANY

                      Consolidated Statements of Cash Flows

                                                               For the Years Ended
                                                                    December 31,
                                                          ----------------------------
                                                               2002            2001
                                                          ------------    ------------
Cash flows from operating activities
  Net loss ............................................   $(10,973,923)   $ (1,657,608)
                                                          -------------   -------------
  Adjustments to reconcile net loss to net cash used in
   operating activities
  Depreciation, depletion, and amortization ...........        451,930          45,313
   Stock based compensation for variable plan warrants            --           (30,000)
   Stock and stock options issued for services
    and interest ......................................           --            32,625
   Warrants issued for notes payable extensions .......         46,582            --
   Stock and warrants issued for services .............        837,126            --
   Debentures issued for services .....................        267,500            --
   Amortization of debenture and note payable
    discounts .........................................      5,331,412            --
   Changes in assets and liabilities
     Accounts receivable ..............................     (1,048,608)       (331,225)
     Prepaid expenses and other assets ................        (57,446)        (18,063)
     Inventory ........................................       (313,489)       (134,456)
     Accounts payable and accrued liabilities .........        290,131         540,854
                                                          -------------   -------------
                                                             5,805,138         105,048
                                                          -------------   -------------
      Net cash used in operating activities ...........     (5,168,785)     (1,552,560)
                                                          -------------   -------------

Cash flows from investing activities
  Oil and gas properties and equipment expenditures ...     (3,222,349)       (322,398)
                                                          -------------   -------------
      Net cash used in investing activities ...........     (3,222,349)       (322,398)
                                                          -------------   -------------

Cash flows from financing activities
  Net proceeds from (payments on) advances owed to
   affiliates under notes payable .....................      2,178,525        (150,100)
  Proceeds from issuance of convertible debentures ....      4,143,643            --
  Issuance of common stock ............................           --         1,298,273
  Proceeds from notes payable .........................        300,000         637,000
  Payments on notes payable ...........................       (894,210)       (167,790)
  Issuance of common stock ............................      3,333,460            --
                                                          -------------   -------------
      Net cash provided by financing activities .......      9,061,418       1,617,383
                                                          -------------   -------------

Effect of exchange rates ..............................       (140,773)        (31,806)

Net increase (decrease) in cash .......................        529,511        (289,381)
                                                          -------------   -------------

Cash - beginning of year ..............................   $    182,502    $    471,883
                                                          =============   =============

Cash - end of year ....................................   $    712,013    $    182,502

                Supplemental disclosure of cash flow information

Cash paid for:                      Interest
                                  ----------

    2002                          $    120,008
    2001                          $     28,123



Supplemental disclosure of non-cash activity:

During 2002, the Company had the following transactions:

In exchange for the extension of principal payments on four notes payable, the Company modified expiration dates of certainwarrants previously held by the note holders and issued an additional 125,000 such warrants. The fair value of the modification of the warrants totaled $46,582 and has been recorded as financing costs.

A note payable of $250,000 was converted into a convertible debenture with 1,000,000 warrants also being issued under the same terms of the Company's private placement offering of convertible debentures.

19,774,572 warrants were issued with convertible debentures valued at $811,559 were initially recorded as a discount on the debentures. At December 31, 2002, the full amount of the discount had been amortized as financing costs.

In-the-money conversion features on convertible debt valued at $3,746,285 were recognized as financing costs.

The Company issued 1,724,138 warrants in connection with related party notes payable of $450,000 and $50,000. The warrants were valued at $156,781 and recorded as financing costs.

$267,500 of convertible debentures with 1,070,000 warrants valued at $14,250 for a total amount of $281,750 were issued for consulting services.

500,000 warrants issued with a note payable valued at $150,016 were initially recorded as a discount on the note payable. At December 31, 2002 the full discount had been amortized and recorded as financing costs.

$4,661,143 of debentures and accrued interest of $227,075 were converted into 21,101,929 shares of stock with $466,771 being paid as a premium at conversion and recorded as financing costs.

2,654,376 shares of stock were issued to consultants for services valued at $607,790.

1,600,000 warrants were issued to consultants for services valued at $215,086.

Approximately $1,142,000 of capital expenditures for oil and gas properties were included in accounts payable at December 31, 2002.

During the fourth quarter of 2002, the Company received $1,939,610 of stock subscriptions receivable for 8,544,534 shares of stock. The cash for these subscriptions were paid during the first quarter of 2003.

During 2001, the Company had the following transactions:

44,444 shares of common stock valued at $16,667 were issued in exchange for consulting services.

100,000 stock warrants valued at $15,958 were issued in exchange for consulting services.

The Company assigned a $1,050,000 note payable to Goloil, which was then repaid from advances received under notes payable owed to affiliate. The Company recorded the net reduction of debt of $525,000 ($1,050,000 note payable less 50% share of the $1,050,000 advances from affiliate) as a reduction to oil and gas properties.

See notes to consolidated financial statements.

TETON PETROLEUM COMPANY

                   Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Teton Petroleum Company (the Company) is an oil and gas exploration and production company whose current focus is on the Russian Federation. Since the Company's operations are solely focused in the Russian Federation it is subject to certain risks not typically associated with companies in North America, including, but not limited to, fluctuations in currency exchange rates, the imposition of exchange control regulations, the possibility of expropriation decree, undeveloped business practices and laws, and less liquid capital markets.

The exploration and development of oil and gas reserves involves significant financial risks. The ability of the Company to meet its obligations and commitments under the terms and conditions of its licensing agreements and carry out its planned exploration activities is dependent upon continued financial support from its stockholders, the ability to develop economically recoverable reserves, and its ability to obtain necessary financing to complete development of the reserves.

Should the Company's licenses be revoked as a result of changes in legislation, title disputes or failure to comply with license agreements, there would be a material write-down of the oil and gas properties. The accompanying consolidated financial statements do not reflect any adjustments that may be required due to these uncertainties.

The United States dollar is the principal currency of the Company's business and, accordingly, these consolidated financial statements are expressed in United States dollars.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Teton Petroleum Company and its wholly owned subsidiary, Goltech Petroleum, LLC ("Goltech"). All intercompany accounts and transactions have been eliminated in consolidation.

Previously the Company owned a 50% interest in Goltech which had a 70.59% interest in ZAO Goloil. Accordingly ZAO Goloil was consolidated into Goltech and we reflected our 50% share of Goltech. As of December 31, 2002, the other 50% member of Goltech relinquished their ownership interest in exchange for a 35.295% direct ownership interest in ZAO Goloil. The audited financial statements as of December 31, 2002 and 2001, as is customary in the oil and gas industry, reflect a pro-rata consolidation of the Company's interest in ZAO Goloil (a Russian Company) through its wholly owned subsidiary Goltech. Management believes this to be the most meaningful presentation as the Company's only significant asset is its investment in Goltech Petroleum, LLC. The Company is required to provide 50% of the capital expenditure requirements and is entitled to a 50% operating interest until repayment of its investment occurs. Under the pro-rata consolidation method the Company includes its pro-rata share of the assets (50%), liabilities (50%), revenues (50%) and expenses (50%) of the accounts of Goloil until repayment (payout) of our current and any future loans to Goloil occurs. The intercompany balances of Goltech and Teton do not fully eliminate under the pro-rata consolidation method, and the remaining receivable on Teton's accounts has been included as a component of oil and gas properties, as this balance will only be repaid through net cash flow generated from oil and gas properties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed. The Company also evaluates costs capitalized for exploratory wells, and if proved reserves cannot be determined within one year from drilling exploration wells, those costs are written-off and recorded as an expense.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives. Currently the Company holds no unproved properties.

On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resulting gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income based on the amount of proceeds.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

All of the Company's oil and gas assets are held in one cost center located in Siberia, Russia. The Russian Federation (RF) has performed substantial exploration efforts on properties on which the Company has received successful tenders for future exploration and development. As a result, those areas accepted under tender by the RF are known to contain proved reserves and the Company's efforts are focused on further development of such reserves.

Capitalized oil and gas property costs are depleted and depreciated using the units of production method based on estimated proved gross oil reserves as determined by an independent engineer. Significant development projects are excluded from the depletion calculation prior to assessment of the existence of proven reserves that are ready for commercial production. The Company did not have any significant development projects which have been excluded from depletion at Decemb er 31, 2002.

The net carrying value of the Company's oil and gas properties is limited to an estimated net recoverable amount. The net recoverable amount is based on undiscounted future net revenues and is determined by applying factors based on historical experience and other data such as primary lease terms of properties and average holding periods. If it is determined that the net recoverable value is less than the net carrying value of the oil and gas properties, any impairment is charged to operations.

Inventories

Inventory includes extracted oil physically in the pipeline prior to delivery for sale and oil held by third parties valued at the cost of development. Inventory also includes various supplies and spare parts and is valued at cost using the weighted average method.

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from 5 to 27 years.

Feasibility Study TDA Grants

Grants that are received for use on oil and gas properties are recorded as an offset to expenditures incurred under the grants.

One such study was completed in 2001. In the event that the project is implemented and a substantial economic benefit is reaped, funds previously advanced by the TDA may be required to be reimbursed. GNG may be required to reimburse the TDA in the form of a success fee if certain events occur by December 31, 2003, which include: taking an equity position in the project, financing development of the license area, or obtaining external financing for development of the license area.

The Company has also received a $300,000 grant from the TDA for a feasibility study for field development and pipeline construction. The Company expects completion of the study in 2003 and has received $255,000 as of December 31, 2002 under the grant. In the event that the project is implemented and a substantial economic benefit is reaped, funds previously advanced by the TDA may be required to be reimbursed. The Company may be required to reimburse the TDA in the form of a success fee if certain events occur based substantially on the results of the study by December 31, 2005, which include: taking an equity position in the project, financing development of the license area or obtaining external financing for development of the license area.

For the years ended December 31, 2002 and 2001 the Company received $0 and $37,500 under TDA grants, respectively.

Minority Interest

As the share of minority interest losses exceeds the minority's investment, the Company has recorded 100% of current losses.

Foreign Currency Translation

All assets and liabilities of the Company's subsidiary are translated into U.S. dollars using the prevailing exchange rates as of the balance sheet date. Income and expenses are translated using the weighted average exchange rates for the period. Stockholders' investments are translated at the historical exchange rates prevailing at the time of such investments. Any gains or losses from foreign currency translation are included as a separate component of stockholders' equity. The prevailing exchange rates at December 31, 2002 and 2001 were approximately 1 U.S. dollar to 31.78 and 30.52, Russian rubles, respectively.

Basic Loss Per Share

The Company applies the provisions of Statement of Financial Accounting Standard No. 128, "Earnings Per Share" (FAS 128). All dilutive potential common shares have an antidilutive effect on diluted per share amounts and therefore have been excluded in determining net loss per share. The Company's basic and diluted loss per share are equivalent and accordingly only basic loss per share has been presented.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash, accounts receivable, sundry receivables, accounts payable and accrued liabilities, and notes payable and convertible debentures approximated fair value as of December 31, 2002 because of the relatively short maturity of these instruments.

The carrying amounts of notes payable and debt issued approximate fair value as of December 31, 2002 because interest rates on these instruments approximate market interest rates. The Company has no derivative financial instruments.

The Company is exposed to foreign currency risks to the extent that transactions and balances are denominated in currencies other than the United States dollar. This risk could be significant for those transactions and balances denominated in rubles, as the ruble has experienced significant devaluation in the past.

Reclassifications

Certain amounts in the 2001 consolidated financial statements have been reclassified to conform to the 2002 presentation.

Recently Issued Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for years beginning after June 15,2002. The Company has not yet determined the impact on its consolidated financial statements and is addressing whether it will be able to make a reasonable estimate of the fair value of such costs.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value, less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. The Company believes that the adoption of this statement will have no material impact on its consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company believes the adoption of this statement will have no material impact on its consolidated financial statements.

In November 2002, the FASB published interpretation No, 45 "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". The Interpretation expands on the accounting guidance of Statements No. 5, 57, and 107 and incorporates without change the provisions of FASB Interpretation No. 34, which is being superseded. The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, that company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. The disclosure requirements in the Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company believes the adoption of this statement will have no material impact on its consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock-based compensation. In addition, SFAS 148 amends the disclosure provision of SFAS 123 to require more prominent disclosure about the effects of an entity's accounting policy decisions with respect to stock-based employee compensation on reported net income. The effective date for this Statement is for fiscal years ended after December 15, 2002. The Company believes the adoption of this statement will have no material impact on its consolidated financial statements.

Note 2 - Investments in Goltech Petroleum, LLC

Effective in August 2000, the Company entered into a transaction agreement selling a 50% equity interest in Goltech in exchange for $1,000,000 cash and a $5.6 million investment in the license area for drilling additional wells on the license area, completion of a pipeline and the construction of a processing facility (the oilfield development program). The $1,000,000 received was also invested in the license area to complete the oilfield development program. The party to the agreement obtained the right to name 50% of the board of managers and became the general manager of Goltech. No gain or loss was recognized on the transaction as the proceeds were immediately reinvested into the field development and pipeline completion project. ZAO Goloil was also required to make a production payment to compensate the other party for its investment in the license area. The production payment requires ZAO Goloil to deliver 50% of the production from existing and future wells through July 2007. The other party is obligated under an agreement to only sell their share of the production in the Russian domestic market. Effective December 31, 2002, the other party withdrew as a member of Goltech and in exchange for relinquishment of 50% of its membership interests in Goltech, it received 35.295% of the ZAO Goloil shares and the return of its $1,000,000 initial contribution. ZAO Goloil is still obligated under the production payment.

The other membership holder (affiliate) to Goltech Petroleum, LLC (Goltech) had invested approximately $ 7,000,000 under the oilfield development agreement outside of Goltech and Goloil as of December 31, 2002. These costs are reflected in the accounts of another entity controlled by the affiliate and are not reflected anywhere in the financial statements of the Company. These expenditures were used to drill and complete four additional wells and complete a pipeline on the Company's license area that provides the ability to transport oil directly through this pipeline year-round to other larger pipelines for ultimate sale. The Company has compensated the affiliate in the form of a production payment of approximately 154,000 tons of oil through December 31, 2002. The Company also has the obligation to compensate the affiliate for a minimum of 560,000 tons averaged of oil over a seven-year period for its investments under the oilfield development agreement.

Additionally, the affiliate has net direct loans to Goloil of approximately $6,000,000, which have been used to help fund capital expenditures for completion of a processing facility and to help fund other related expenses. The Company has reflected a 50% of these loans in its financial statements under the pro-rata consolidation method (Note 6).

Note 3 - Property and Equipment

Property and equipment consist of the following at December 31, 2002:

Building .....................   $  31,627
Vehicles .....................     154,015
Computers and equipment ......      57,572
Well and production equipment       83,644
Furniture and fixtures .......      33,617
                                 ---------
                                   360,475
Less: Accumulated depreciation     (46,554)
                                 ---------
                               $   313,921
                                 =========

Note 4 - Oil and Gas Properties

Goloil License

The Company holds a license for the Eguryak license area for exploration and production of oil and gas through its investment in Goloil (which is held through its 100% owned subsidiary, Goltech). This license grants Goloil the exclusive right to explore and develop an area in Siberia covering 187 square kilometers and includes the Eguriakhskoe, South Eguriakhskoe and Golevoye oil fields situated in the Nizhnevartovsk Region. The license expires on May 21, 2022, subject to additional extensions as approved by applicable bodies of the Russian Federation. The license may also be canceled by the Company with a 90-day written notice.

The license requires Goloil to drill a minimum of five wells over four years, conduct an additional seismic survey aggregating 30 square kilometers and evaluate geological data from an area covering 187 square kilometers. Goloil was also required to conduct production tests on six wells between 1997 and 2000. In addition to performing its duties under the license, Goloil must give preference to Russian environmental and archeological laws. Currently, the Company has fulfilled its requirements under the license. Management is continuing to pursue completion of future required performance criteria and believes that there will be no adverse effects on the Company's license for failure to comply with the license rerquirements.

The license requires Goloil to pay all taxes including mining tax, property tax and certain ecological taxes All geological information obtained at Goloil's expense will be the property of Goloil, while all geological information obtained at the expense of the Russian government may be used by Goloil. Oil and gas produced from the licensed property, subject to certain royalty payments, will be the property of Goloil.

Capital expenditures for continued development of the license area are estimated at approximately $20 million net to Teton, with 6.5 million budgeted for 2003 as Teton's net share. Teton must raise additional equity or debt financing to fund their portion of these capital expenditures. There can be no assurance that Teton will be able to raise such financing on terms favorable to the Company or at all.

DCD Dagestan

In the second quarter of 2001, the Company divested itself of its subsidiary Teton Oil, Inc., which holds the remaining DCD Dagestan Licenses. The shares of Teton Oil, Inc. were distributed to two of the Company's stockholders and the stockholders also assumed any related obligations associated with the licenses. No gain or loss was recorded on the distribution as the net assets of Teton Oil, Inc. were written down to zero in 1998.

Note 5 - Notes Payable

During 2002, the March 1, 2002 principal payments on two notes payable totaling $250,000 to stockholders were extended to April 15, 2002. In exchange for this extension, the holders were issued 125,000 stock purchase warrants, with an exercise price of $0.50 that expire February 2004, which have been valued at $ 14,469 using the Black Scholes option pricing model with assumptions of volatility of 100%, risk free rate of 5.5 and no dividend yield. These extensions were recorded in the first quarter of 2002 as financing costs. These notes were fully paid off in 2002.

The Company issued 1,724,138 warrants in connection with related party notes payable of $450,000 and $50,000. The warrants were valued at $156,781 and recorded as financing costs. Additionally, in the first quarter of 2002, the due dates of the two notes payable totaling $500,000 were extended by the holders to April 15, 2002. As consideration for this extension the Company agreed to modify the expiration dates of certain warrants previously held by the note holders from October 31, 2002 to January 31, 2003. These extensions were valued based upon the incremental fair value of the warrants on the date of modification which totaled approximately $32,000. The values were calculated using the Black Scholes option-pricing model under the assumptions described in the previous paragraph, and were recorded in the first quarter of 2002, the quarter the modifications occurred.

During 2002, the Company paid $200,000 of a $450,000 note payable outstanding at December 31, 2001. The remaining $250,000 was converted into a convertible debenture with 1,000,000 warrants also being issued in connection with the Company's private placement offering of convertible debentures.

The Company also paid off a $50,000 note payable to a stockholder and the $94,210 note payable to an officer during 2002, which were outstanding at December 31, 2001.

During 2002, the Company received proceeds of $300,000 on a note payable from a stockholder. In connection with the note, 500,000 warrants valued at $150,016 were issued and recorded as financing charges. The Company paid off this note in November 2002. The Company has recorded the value of these warrants using the Black Scholes option-pricing model using the following assumptions: volatility of 138%, a risk-free rate of 4.5%, zero dividend payments, and a life of 2 years.

Total expense recorded associated with the above warrant issuances and modifcations totaled $353, 379 and have been recorded as financing costs during the year ended December 31, 2002.

Note 6 - Proportionate Share of Liabilities

The proportionate share of accounts payable and accrued liabilities of $1,534,344 at December 31, 2002 are obligations of Goloil and not Teton Petroleum nor have they been guaranteed by Teton Petroleum.

The following notes reflect the Company's 50% pro-rata share of notes payable advances made of Goloil owed to an affiliate. These advances are also obligations of Goloil at December 31, 2002 and not Teton Petroleum nor have they been guaranteed by Teton Petroleum.

Pro-rata share of Goloil notes payable owed to an affiliate. The proceeds were used to pay certain operating expenses and capital expenditures of Goloil. These notes provide for interest rates of 8%, with quarterly interest payments, maturing through February 2004. These notes are secured by substantially all Goloil assets. The notes payable will be repaid from cash flow from ZAO Goloil as available, or entended to future periods .................... $2,948,425
   Less: current portion ....................................... (2,441,424)
                                                                 -----------
                                                                 $  507,001
                                                                 ===========
Note 7 - Stockholders' Equity

On January 3, 2001, the Stockholders of the Company approved an increase in the number of authorized shares of common stock from 50,000,000 to 100,000,000.

On March 19, 2003, the stockholders, increased the authorized common shares from 100,000,000 to 250,000,000 and authorized 25,000,000 of preferred stock available for future issuance.

Common Shares Issued for Service

During the years ended December 31, 2002 and 2001, 2,654,376 and 44,444 common shares were issued for consulting services which have been valued at $605,136 and $32,625, respectively.

In connection with a consulting agreement, the Company agreed to issue 88,888 shares of stock during the second quarter of 2002 for services provided in 2001 valued at $23,200. The Company has accrued a liability for this amount at December 31, 2002.

Convertible Debentures

During 2002, the Company received proceeds of $4,163,143 from the private placement of convertible debentures. The debentures had a term of three years from April 1, 2002 and provided for interest at 10% per annum payable annually. The debentures provided that the holder may convert the debenture and accrued interest into shares of common stock (a $.25 conversion rate).

The debentures also included warrants to purchase common stock and have an exercise price of $.50 and a term of two years. Each debenture holder received one warrant for each $.25 of investment made in debentures.

On September 1, 2002, the Company redeemed all debentures outstanding for shares of its common stock. The debentures were redeemed at 110% of their face value by issuing one share of common stock for each $.25 of redemption value, which also incorporates any accrued interest through September 1, 2002. Financing charges were recorded for the difference between the cumulative 10% contractual interest accrued through September 1, 2002 and the 10% premium paid upon redemption, which totaled $466,771.

As a result of the warrants issued with the debentures and in-the-money conversion features present at issuance, non-cash financing charges of $4,714,625 were expensed. While the stock to which the conversion rights and warrants apply is restricted stock, the valuation with respect to this stock in calculating the discount was "as if" the stock was immediately salable. The effect of this is to make the amount of discount and its related amortization higher than it would otherwise have been. Management believes these costs are non-recurring and will manage future capital raising programs to minimize or eliminate these costs.

2002 Private Placement

During 2002, the Company issued 14,684,845 shares of common stock under private placement offerings receiving proceeds of $3,333,460. In connection with the private placement offerings, the Company also issued a warrant for each $.25 stock investment. The warrants have a term of two years and an exercise price of $.50.

At December 31, 2002 the Company had $1,939,610 of subscriptions receivable for 8,544,534 shares of common stock for which the cash was paid in 2003 and has been included in common stock in the accompanying financial statements.

Common Share Purchase Warrants

During 2002, the Company issued 1,600,000 warrants to consultants for services valued at $215,086. The Company also issued 7,401,480 to employees and directors for services performed.

During 2001, the Company issued 3,466,772 warrants in connection with private placement offerings with an exercise price of $0.41 and expire between May 15, 2006 and August 15, 2006. Also, the Company issued 100,000 warrants to a third party for consulting services. The warrants have an exercise price of $0.41 and expire September 9, 2006. The warrants were valued at $15,958 using the Black Scholes option pricing model with assumption of volatility of 100%, risk free rate of 5.5 and no dividend yield.

The following table presents the activity for warrants outstanding:

                                                                          Weighted
                                                                           Average
                                                                          Exercise
                                                             Shares         Price
                                                         -------------    -------

Outstanding - December 31, 2000 .........................    3,237,613    $  0.61
      Granted ...........................................    3,566,772       0.22
      Forfeited/canceled ................................    (275,213)       0.17
                                                         -------------    -------

Outstanding - December 31, 2001 .........................    6,529,172       0.44
      Granted ...........................................   48,824,189       0.46
      Forfeited/canceled ................................    (300,000)       0.40
                                                         -------------    -------

Outstanding - December 31, 2002 .........................   55,053,361    $  0.46
                                                         =============    =======

The following table presents the composition of warrants outstanding and exercisable:

                                               Shares Outstanding
                                           --------------------------
         Range of Exercise Prices             Number        Price*        Life*
-----------------------------------------  ------------  ------------ ---------

      $0.227 - 0.50                          54,553,361  $       0.45      1.67
      $0.75 - 1.00                              500,000          0.01      0.02
                                           ------------  ------------ ---------

Total - December 31, 2002                    55,053,361  $       0.46      1.69
                                           ============  ============ =========



* Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Corporation's net loss and basic loss per common share would have been changed to the pro forma amounts indicated below:

                                                    For the Years Ended
                                                             December 31,
                                                 --------------------------
                                                     2002          2001
                                                 ------------  ------------

Net loss - as reported  ......................   $(10,973,923)   $(1,657,608)
Net loss - pro forma    ......................    (11,945,964)    (1,657,608)
Basic loss per common
 share - as reported    ......................          (0.29)         (0.06)
Basic loss per common
 share - pro forma      ......................          (0.32)         (0.06)


The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used:


                                                      For the Years Ended
                                                               December 31,
                                                   --------------------------
                                                       2002          2001
                                                   ------------  ------------

Approximate risk free rate ...................         4.50%          -%
Average expected life ........................      2 years           - years
Dividend yield ...............................            -%          -%
Volatility ...................................        87.20%          -%

Estimated fair value of total options granted.     $972,041         $ -


Stock Options

The Company maintains a stock option plan for the issuance of options to directors, officers, employees and consultants to the Company. The Company has reserved 1,950,000 shares for issuance under the plan.

The following table presents the activity for stock option's outstanding:



                                                                   Weighted
                                                                    Average
                                                                   Exercise
                                                         Shares       Price
                                                   ------------  ------------

Outstanding - December 31, 2000                       450,000      $   0.40
   Forfeited/canceled                                (450,000)        (0.40)
                                                   ------------  ------------

Outstanding - December 31, 2001 and 2002                   -             -
                                                   ============  ============


Note 8 - Income and Other Taxes

The Company has incurred losses since inception and, as a result of uncertainty surrounding the use of those net operating loss carryforwards, no provision for income taxes has been recorded.

The Company has net operating loss carry forwards for U.S. tax purposes of approximately $8,950,000, which expire between 2012 and 2022, if unused, and have been fully reserved by a valuation allowance.

Taxes payable are tax liabilities of its Russian subsidiary, Goloil (held through its wholly owned subsidiary Goltech). Tax payments made by Goloil to the Russian government include profits tax, value-added tax ("VAT"), payroll taxes and property taxes.

The Company had no income tax liabilities or expense for the years ended December 31, 2002 or 2001. ZAO Goloil has net operating loss carryforwards which are available to offset future taxable income which will expire in 2012. The foreign income tax carryforwards for Russian tax purposes are limited to a maximum of 30% of taxable income in any year.

Management believes that it will not be subject to future repatriation tax if profits from the project are invested in other projects within Russia.

Note 9 - Commitments and Contingencies

Contingencies

There is currently a high level of political and economic instability and uncertainty in the Russian Federation. As a result of the financial crisis in August 1998, all financial markets were subject to significant downward adjustments. The national currency was severely devalued during the crisis and continued to deteriorate through the end of 1998. The Russian banking system suffered significant liquidity problems and several large Russian banking institutions stopped operations and/or experienced significant losses. The Russian Government defaulted on, and announced a restructuring of, its internal debt due to a lack of funds and is likely to seek forgiveness and/or restructuring of its external debt.

The taxation system in Russia is evolving as the central government transforms itself from a command to a market-oriented economy. There were many new Russian Federation and Republic taxes and royalty laws and related regulations introduced over the last few years. Many of these were not clearly written and their application is subject to the interpretation of the local tax inspectors, Central Bank officials and the Ministry of Finance. Instances of inconsistent interpretation between local, regional and federal tax authorities and between the Central Bank and Ministry of Finance are not unusual. The current regime of penalties and interest related to reported and discovered violations of Russian laws, decrees and related regulations are severe. Penalties include confiscation of the amounts at issue (for tax law violations), as well as fines of up to 40% of the unpaid taxes. Interest is assessable at rates of up to 0.1% per day. As a result, penalties and interest can result in amounts that are multiples of any unreported taxes.

The Company's policy is to accrue contingencies in the accounting period in which a loss is deemed probable and the amount is reasonably determinable. In this regard, because of the uncertainties associated with the Russian tax and legal systems, the ultimate taxes as well as penalties and interest, if any, assessed may be in excess of the amounts paid to date as of December 31, 2002.

Management believes based upon its best estimates, that the Company has paid or accrued all taxes that are applicable for the current and prior years, and compiled with all essential provisions of laws and regulations of the Russian Federation.

The Company may be subject to loss contingencies pursuant to Russian national and regional environmental claims that may arise for the past operations of the related fields, which it operates. As Russian laws and regulations evolve concerning environmental assessments and cleanups, the Company may incur future costs, the amount of which is currently indeterminable due to such factors as the current state of the Russian regulatory process, the ultimate determination of responsible parties associated with these costs and the Russian government's assessment of respective parties' ability to pay for those costs related to environmental reclamation.

The Company's operations and financial position will continue to be affected by Russian political developments including the application of existing and future legislation, regulations and claims pertaining to production, imports, exports, oil and gas regulations and tax regulations. The likelihood of such occurrences and their effect on the Company could have a significant impact on the Company's current activity and its overall ability to continue operations. Management does not believe that these contingencies, as related to its operations, are any more significant than those of similar enterprises in Russia.

Commitments

The Company has employment agreements with its president and secretary through May 31, 2005 and December 1, 2002, respectively, which provide for certain salaries as specified and other related matters and may be terminated by the written consent of the employees prior to expiration.

Note 10 - Supplemental Oil and Gas Disclosures

The following is a summary of costs incurred in oil and gas producing activities^, as drawn from the reserve data from our January 1, 2003 reserve report prepared by the independent engineering firm, Gustavason Associates,
Inc.:

Included below is the Company's investment and activity in oil and gas producing activities which includes a proportionate share of ZAO Goloil's oil and gas properties, revenues, and costs.


                                                       For the Years Ended
                                                               December 31,
                                                   --------------------------
                                                       2002          2001
                                                   ------------  ------------
Property acquisition costs .....................    $      -       $      -
Development costs ..............................     4,150,742       322,398
                                                   ------------  ------------

       Total ...................................    $4,150,742     $ 322,398
                                                   ============  ============


The following reflects the Company's capitalized costs associated with oil and gas producing activities:

                                                       For the Years Ended
                                                               December 31,
                                                   --------------------------
                                                       2002          2001
                                                   ------------  ------------
Property acquisition costs .....................    $  595,558   $   595,558

Development costs (1) ..........................     4,830,421       679,679
                                                   ------------  ------------
                                                     5,425,979     1,275,237
Accumulated depreciation, depletion,
 amortization and valuation allowances .........      (529,671)     (106,137)
                                                   ------------  ------------

Net capitalized costs ..........................    $4,896,308   $ 1,169,100
                                                   ============  ============

(1) 2001 development costs reflect a net reduction of $525,000 to oil and gas properties for the repayment of debt by an affiliate which has been treated as a recovery on investment in the property.

Results of Operations from Oil and Gas Producing Activities

Results of operations from oil and gas producing activities (excluding general and administrative expense, and interest expense) are presented as follows:


                                                       For the Years Ended
                                                               December 31,
                                                   --------------------------
                                                       2002          2001
                                                   ------------  ------------

Oil and gas sales ..............................    $6,923,320   $ 1,625,352
Production costs ...............................    (2,741,303)   (1,068,250)
Taxes other than income taxes ..................    (3,537,990)     (495,789)
Depletion, depreciation and amortization .......      (451,930)      (45,313)
                                                   ------------  ------------
Results of operations from oil and
 gas producing activities ......................    $  192,097   $    16,000
                                                   ============  ============


Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved development oil and gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods. The reserve data is based on studies prepared by an independent engineer. All proved reserves of oil and gas are located in Russia.

The following table presents estimates of the Company's net proved oil and gas reserves:

                                                       For the Years Ended
                                                               December 31,
                                                   --------------------------
                                                       2002         2001(1)(2)
                                                   ------------  ------------
Proved reserves (bbls), beginning of period ....    40,174,000     8,500,000

Production .....................................      (471,000)      (95,000)

Extension of reservoir.. ..........................  2,000,000     8,800,000

Revisions of previous estimates ................   (28,439,000)   22,969,000
                                                   ------------  ------------
Proved reserves (bbls), end of period ..........    13,264,000    40,174,000
                                                   ============  ============

Proved developed reserves (bbls, beginning
 of period .....................................     5,493,000     1,300,000
                                                   ============  ============

Proved developed reserves (bbls), end
 of period .....................................     4,567,000     5,493,000
                                                   ============  ============


(1) Includes approximately a 30% minority interest share of the reserves in Goloil.

(2) Proved developed reserves have been reduced by 650,000 bbls out of the total 1,950,000 bbls of Teton's share of the production payment. The remaining production payment quantity of 1,300,000 barrels of Teton's share assumes payment from proved undeveloped properties to be developed in the future.

Standardized Measure of Discounted Future Net Cash Flows (Unaudited)

SFAS No. 69 prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. The Company has followed these guidelines, which are briefly discussed below.

Future cash inflows and future production and development costs are determined by applying year-end prices and costs to the estimated quantities of oil and gas to be produced. Estimated future income taxes are computed using current statutory income tax rates for those countries where production occurs. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company's expectations for actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

The following summary sets forth the Company's future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed in Statement of Financial Accounting Standards No. 69.

                                            For the Years Ended
                                                 December 31,
                                       ------------------------------
                                            2002           2001 (1)
                                       --------------   --------------

Future cash inflows ................   $ 230,581,000    $ 483,405,000

Future production costs ............    (151,167,000)    (272,150,000)

Future development costs ...........     (18,556,000)     (45,600,000)

Future income tax expense ..........     (16,365,000)     (57,394,000)
                                       --------------   --------------
Future net cash flows (undiscounted)      44,493,000      108,261,000
Annual discount of 10% for estimated
 timing of cash flows ..............     (19,069,000)     (67,899,000)
                                       --------------   --------------

Standardized measure of future net
 discounted cash flows .............   $  25,424,000    $  40,362,000
                                       ==============   ==============



(1) Includes approximately a 30% minority interest share of the reserves in Goloil.

Changes in Standardized Measure (Unaudited)

The following are the principal sources of change in the standardized measure of discounted future net cash flows:

                                                   For the Years Ended
                                                       December 31,
                                              ------------------------------
                                                   2002           2001 (1)
                                              -------------    -------------

Standardized measure, beginning of period,
 December 31, 2001 and 2000 ...............   $  40,362,000    $  41,600,000
Net changes in prices and  production costs     189,975,000      (33,421,000)
Future development costs ..................      22,344,000     (109,233,000)
Revisions of previous quantity estimates ..    (274,605,000)     102,592,000
Extension of reservoir ....................      19,867,000       39,707,000
Sale of reserves in place .................            --               --
Accretion of discount .....................       4,036,000        4,160,000
Changes in income taxes, net ..............      23,445,000       (5,043,000)
                                              --------------   --------------

Standardized measure, end of period,
 2002, 2002 and 2001 ......................   $  25,424,000    $  40,362,000
                                              ==============   ==============



(1) Includes approximately a 30% minority interest share of the reserves in Goloil.

You should rely only on the
information contained in this
prospectus. We have not authorized
anyone to provide you with information
different from the information
contained  in  this  prospectus.   This
document  may only be used  where it is                 8,898,977 SHARES
legal  to  sell  the  securities.   The                      OF OUR
information  in this  document may only                 OF COMMON STOCK
be   accurate   on  the  date  of  this                       AND
document.                                              4,215,937 WARRANTS



                                TABLE OF CONTENTS


                                   Page
                                   ----
Prospectus Summary..................2
Risk Factors........................3                   Teton Petroleum Company
Use Of Proceeds.....................5
Market For Common Equity And
 Related Stockholder Matters........6
Management's Discussion And
 Analysis Or Plan Of Operation......7
Business...........................16
Management.........................26
Certain Relationships And                                  PROSPECTUS
 Related Transactions..............29
Security Ownership Of Certain
 Beneficial Owners And
 Management........................29
Description Of Securities..........30
Plan Of Distribution...............30
Selling Stockholders...............32
Legal Matters......................45                  January 23, 2004
Experts............................45
Available Information..............45
Index To Financial Statements......F-1